                                                                   EXHIBIT 10.30


                              SUBAWARD AGREEMENT

     This Subaward Agreement, effective November 1, 1997, is made between International Fuel Cells Corporation (hereinafter known as "IFC"), a Maryland corporation with principal offices in South Windsor, Connecticut, and A.D. Little, Inc. (hereinafter known as "ADL"), with principal offices in Cambridge, Massachusetts. The effort to be performed by ADL under this Subaward Agreement will be part of IFC's Financial Assistance Award DE-FC02-97EE50471 which has been issued by the Department of Energy.

                                 WITNESSETH THAT:

     In consideration of the mutual promises, covenants, and agreements herein set forth, the Parties agree that ADL shall perform all of the services set forth herein, for the consideration stated herein. The rights and obligations of the Parties to this Subaward Agreement shall be subject to and governed by the General Provisions for Subawards and other documents or specifications attached hereto or referenced herein.

     The titles used herein are for convenience only and shall in no way be construed as part of this Subaward.

ARTICLE I - SCOPE OF WORK

     ADL shall, in conformance with the teams and conditions more particularly set forth herein, provide the necessary personnel, material, and facilities and do all things necessary and/or incidental to the furnishing and delivery to IFC of the services set forth in the Statement of Work, Appendix A hereto and made a part of this Subaward.

ARTICLE II - BUDGET

A.   The total budget for the services to be provided hereunder is $2,331,653.


B. ADL shall share approximately 25% of all allowable and allocable costs resulting from the work performed under this Subaward Agreement in accordance with the Budget Plan set forth in Appendix B. IFC's maximum liability under this Subaward is $1,746,335 unless additional cost sharing is authorized in accordance with Article IV.


C. Cost sharing contributions may be incurred either as direct or indirect costs, and include cash or third party in-kind contributions by ADL. The cost sharing may be in any allowable budget category or combination of categories. When a direct cost item represents some or all of the non-federal contribution, any associated indirect costs may not be charged to Federal funds but may be counted as part of the cost sharing. The classification of contributed costs as direct or indirect must be consistent with the classification of similar items charged to DOE funds.

D. Valuation of third party in-kind contributions and documentation of cost sharing shall be in accordance with 10 CFR Part 600.123.

ARTICLE III - ALLOWABLE COSTS/APPLICABLE COST PRINCIPLES


A. In accordance with 10 CFR Part 600.121, the allowable costs of this Subaward shall consist of the actual allowable direct costs incident to performance of the project, plus the allocable portion of the allowable indirect costs, if any, of the organization, less applicable credits. The allowable costs shall not exceed the amount shown in Article II.


B. The allowability of costs for work performed under this Subaward will be determined in accordance with the Federal cost principles applicable to ADL in effect on the date of the Subaward, except as modified by other provisions of this Subaward.

C. The Federal cost principles applicable to ADL are Title 48 CFR Subpart 31.2, "Contracts with Commercial Organizations," as supplemented by 48 CFR Subpart 931.2.

ARTICLE IV - COST OVERRUNS

     The Parties shall share in overruns authorized in writing by IFC on the same basis as the overall cost sharing of this Subaward, unless otherwise agreed to by the Parties. Notwithstanding this Section, however, ADL shall meet with IFC to discuss potential sources of funding and what amendments, if any, should be made to this Subaward should the potential for a cost overrun situation occur. Additionally, ADL shall notify IFC immediately if it is suspected that a cost overrun may occur.

ARTICLE V - AUDIT REQUIREMENTS

     The Contracting Officer of the Department of Energy may audit, or cause to be audited, awards to commercial organizations, individuals, and hospitals not covered by the audit provisions of Office of Management and Budget Circular A-133 in the degree of detail deemed necessary. The Contracting Officer shall rely on available reports in determining the need for and the scope of such audits.

ARTICLE VI - SUBAWARD MANAGEMENT

A. IFC's Subaward Administrator for this Subaward is C. M. Zimmer. IFC may, by written notice to the ADL, change such Subaward Administrator at any time.

B. No request, notice, authorization, direction or order received by ADL and issued, either pursuant to a Section or clause of this Subaward, to a provision of any document incorporated into this Subaward by reference, or otherwise shall be binding upon either ADL or IFC, or serve as the basis for change in the Subaward budget or any other provision of the Subaward, unless issued or confirmed in writing by IFC's Subaward Administrator named herein or by a person with signature authority for IFC. ADL shall immediately notify, in writing, the Subaward Administrator whenever a change request has been received from a representative of IFC other than the Subaward Administrator which would affect the price, terms and conditions and delivery schedule of this Subaward.

ARTICLE VII - TECHNICAL DIRECTION

A. Vincent Callaghan is designated as the representative to act as technical representative under this Subaward. The technical representative shall represent the Subaward Administrator in the technical phases of the work by providing technical direction. The term "technical direction" is defined to include, without limitation:

     1. Directions to ADL which redirect the Subaward effort, shift work emphasis between work areas or tasks, require pursuit of certain lines of inquiry, fill in details or otherwise serve to accomplish the contractual Statement of Work.

     2. Provision of written information to the ADL which assists in the interpretation of drawings, specifications or technical portions of the work description.

     3. Review and, where required by the Subaward, approval of technical reports, drawings, specifications and technical information to be delivered by ADL to IFC under the Subaward.

B. Technical direction must be within the scope of work stated in the Subaward. The technical representative does not have the authority to, and may not, issue any technical direction which:

     1. Constitutes an assignment of additional work outside the Statement of Work;

     2.   Constitutes a change;

     3. In any manner causes an increase or decrease in the total estimated Subaward budget or the time required for Subaward performance;

     4. Changes any of the expressed terms, conditions or specifications of the Subaward; or

     5. Interferes with ADL's right to perform the terms and conditions of the Subaward.

C.   All technical directions shall be issued in writing.

D. ADL shall proceed promptly with the performance of technical direction duly issued by the technical representative in the manner prescribed by this clause and within his authority under the provisions of this clause. If, in the opinion of ADL, any instruction or direction by the technical representative falls within one of the categories defined in B.1 through
     B.5 above, ADL shall not proceed but shall notify the Subaward Administrator in writing within five (5) working days after receipt of any such instruction or direction and shall request the Subaward Administrator to modify the Subaward accordingly. Upon receiving the notification from ADL, the Subaward Administrator shall:

     1. Advise ADL in writing within thirty (30) days after receipt of ADL's letter that the technical direction is within the scope of the Subaward effort and does not constitute a change;

     2. Advise the ADL in writing within a reasonable time that IFC will issue a written change order.

ARTICLE VIII - KEY PERSONNEL

     ADL's key personnel for this Subaward is William Mitchell.

     In the event that the key personnel assigned to this program needs to be replaced, ADL agrees to (1) replace the personnel with alternate personnel of essentially equal or greater qualifications, (2) provide IFC with written notification of such change thirty (30) days prior to the effective date of such change.

ARTICLE IX - INDEMNIFICATION

A. To the extent that the Government does not indemnify either IFC or ADL, the negligent party shall indemnify and save the other party harmless from and against any and all liability for injury to persons or property occasioned wholly or in part by an act or omission of the negligent party, its lower tier subcontractors, agents, or employees, including any and all expense, legal or otherwise, incurred by the other party in the defense of any claim or suit arising out of the work done under this Subaward; provided, however, that ADL shall not be liable for injury to persons or property caused by the sole negligence of IFC, its agents and employees and IFC shall not be liable for injury to persons or property caused by the sole negligence of ADL, its agents and employees.

B. IFC shall promptly notify ADL of any claim against IFC which is covered by this indemnification provision and shall authorize representatives of ADL to settle or defend any such claim or suit and to represent IFC in, or to take charge of, any litigation in connection therewith.

ARTICLE X - NOTICE OF DELAY

     In addition to its obligations herein with respect to notice of labor disputes, whenever any other actual or potential event is delaying or threatening to delay performance of the services under this Subaward, ADL shall as soon as possible give notice thereof to IFC.

ARTICLE XI - NON-WAIVER OF RIGHTS

     The failure of IFC or ADL to insist upon strict performance of any of the terms and conditions in the Subaward, or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of the same or to rely on any such terms or conditions at any time thereafter. The invalidity in whole or part of any term or condition of this Subaward shall not affect the validity of other parts hereof.

ARTICLE XII - NOTICES

     Whenever any notice is required or authorized to be given hereunder, such notice shall for all purposes be deemed to be given and received if given in writing and sent by registered mail, postage prepaid, or by facsimile, to the respective parties at the following addresses. If sent by IFC to ADL, addressed as follows:

          Arthur D. Little, Inc.
          Acorn Park
          Cambridge, Massachusetts 02140-2390
          Attention:     Judith Blinn
                         Contracting Officer

     And if sent by ADL to IFC, addressed as follows:

          International Fuel Cells Corporation
          195 Governor's Highway
          South Windsor, CT 06074
          Attention:     Counsel

     Each party may, by written notice, change its address as herein above given.

ARTICLE XIII - ENTIRE AGREEMENT

     Upon acceptance of this Subaward, ADL agrees that the provisions under this Subaward, including the documents listed below which are incorporated by reference, shall constitute the entire agreement between the parties hereto and supersede all prior agreements relating to the subject hereof. This Subaward may not be modified or terminated orally, and no modification nor any claimed waiver of any provisions hereof shall be binding unless in writing and signed by the party against whom such modification or waiver is sought to be enforced.

     A    Appendix A - Statement of Work
     B.   Appendix B - Budget Plan
     C.   Appendix C - Intellectual Property Provisions
     D.   Appendix D - General Provisions For Subawards

     In witness whereof, the duly authorized representatives of IFC and ADL have executed this Subaward on the dates shown.


A. D. LITTLE, INC.                INTERNATIONAL FUEL CELLS
                                  CORPORATION

By   /s/ Judith Blinn             By   /s/ Robert L. Suttmiller
  -----------------------------     ----------------------------------



Name                              Name
(Typed)   Judith Blinn            (Typed)   Robert L. Suttmiller
       ------------------------          ------------------------------

Title   Contracting Officer       Title   President
     --------------------------        --------------------------------

Date   1/5/98                     Date    1/6/98
    ---------------------------       ---------------------------------

                                  APPENDIX A

                               STATEMENT OF WORK

                          FUEL PROCESSOR DEVELOPMENT

Task 1.1 Support for the development of Integrated Power System for Transportation (IPST) system and subsystem design requirements, trade studies, and detailed design

          IPST Requirements Document
          --------------------------

          ADL shall participate with IFC to develop and reach consensus on the IPST Requirements Document that contains for the ISPT and its subsystems requirements, clarification of requirements, and the current agreed upon approach to meeting requirements. This document will be maintained by IFC and ADL as the program proceeds to coordinate program requirements and approaches.

          Conceptual and Detailed Design Information
          ------------------------------------------

          ADL shall participate with IFC to develop and reach consensus on ISPT conceptual flow and block diagrams and sub-system interface maps to ensure team alignment and coordination.

          ADL shall participate with IFC in defining detailed interfacing design information such as component envelope definitions, and mechanical and process, including controls, interface requirements to support IFC activities in IPST packaging design.

          Program Metrics and Baseline Design Evaluation
          ----------------------------------------------

          ADL shall participate with IFC to develop and reach consensus on the format and content for metrics to record performance goals versus current status versus prediction on program completion. The metrics will include weight, volume, efficiency and steady state and transient performance characteristics. Also included are metrics for Tasks 1.3 POX development and Task 1.4 Catalyst Development.(IFC will provide sample formats.)

          ADL shall participate with IFC to evaluate conceptual designs to select a baseline design for further development in the program.

Task 1.2  Fuel Processor Subsystem Design

          ADL shall perform system level conceptual and detailed design of the fuel processor subsystems. ADL will conduct the following:

               1. Undertake air supply trade studies to determine appropriate reformer pressure;

               2. Develop an improved reformer simulation tool integrating existing kinetics, equilibrium and Computational Fluid Dynamics models;

               3. Employ fuel processor simulation model to evaluate anode energy utilization options;

               4. Develop sub-system level detailed design information including process and instrumentation diagrams, sequential and continuous control logic, and sub-system component requirements, mechanical and process interface drawings, weights, volumes, performance data, etc.;

               5. Develop conceptual and detailed interface requirements consistent with the fuel cell system.

          ADL shall deliver the following to IFC:

               1. Fuel processor sub-system performance, design, and interface information consistent with Task 1.1 format and content.

Task 1.3  Partial Oxidizer Subsystem Development

          Under this Task, ADL shall refine the existing partial oxidation subsystem for the range of fuels and operating conditions. ADL shall complete the following subtasks:

               1. Construct a 10 kw partial oxidizer (POX) reformer and control system for testing at Texaco;

               2. determine a test matrix of fuels, POX conditions and catalysts;

               3. execute the test matrix of fuels, POX conditions and catalysts;

               4.   evaluate the performance for typical and worst case fuels.

          ADL shall deliver the following to IFC:

               1. Metrics that compare present status to goals along with an assessment of program impact. What the limitations of existing catalysts and configurations are and what is the program impact of accommodating all fuels, e.g., weight, volume, cost, performance.

               2. Report impact of this Task on Fuel Processor Subsystem performance using Task 1.1 format and content.

Task 1.4  Catalyst Development

          Under this Task, ADL shall develop optimized reformer and shift reactor catalysts. ADL will perform the following effort:

               1. Develop models and metrics to guide catalyst selection and subsystem operating parameters; and

               2. work with Universal Oil Products to advance shift catalyst state of the art; and

               3.  screen catalysts in 5kW and 10kW reactors.

          ADL shall deliver to IFC:

               1. metrics that compare present status to goals of effort for optimized reformer and shift catalyst performance along with an assessment of potential benefits to the program (weight, cost, or volume).

               2. report impact of this task on Fuel Processor Subsystem performance using Task 1.1 format and content.

Task 1.5  Control and Transient Performance

          Under this Task, ADL shall evaluate multiple PROX subsystem approaches for controlling carbon monoxide during transients. ADL shall

               1. Perform small scale tests to refine kinetics of ADL PROX catalyst;

               2.   test PROX scaled to 10kW then 50kW;

               3. test Los Alamos and Johnson Matthey carbon dioxide control technologies as alternatives;

               4. develop a model extending steady state controls developed in Chrysler/DOE program;

               5. select control hardware consistent with automotive cost/durability goals; and

               6.   assist in developing transient model of the entire IPST.

          ADL shall deliver the following:

               1. PROX control interface, software and hardware specification, to the IPST controller.

               2.   Control system requirements.

               3.   PROX subsystem requirements.

               4. Report impact of steady state operation and transients on Fuel Processor Subsystem performance using Task 1.1 format and content.

Task 1.6  50kW Fuel Processor Design and Test

          Under this Task, ADL shall

               1. Perform packaging design based on thermal integration requirements;

               2. collaborate with Modine Manufacturing to design for manufacturability;

               3. evaluate special requirements related to instrumentation and safety;

               4.   test subsystems and assemble the fuel processor; and

               5. test the fuel processor for key steady state and transient performance parameters.

          ADL shall deliver a 50kW fuel processor and the as built performance parameters meeting all the IPST interface requirements and a manual addressing installation, operation (procedures and operating limits) and maintenance.

Task 2         Program Management and Reporting Requirements

          Throughout the program, ADL shall provide the following support and reports:

               1. Program Management Plan (due one month after Subaward)

               2. Kickoff meeting with DOE

               3. Monthly Financial Reports

               4. Monthly Technical Reports

               5. Biweekly Technical Progress Reports

               6. Final Report

                                  APPENDIX B

                                  BUDGET PLAN

ADL REF.: 2-5376 Revised

                                    TOTAL              YEAR 1              YEAR 2           YEAR 3
PROFESSIONAL SERVICES

                                   $  1,574,814       $  658,622        $   434,142       $  482,049
Other Direct Costs:
  (Support Expense,
   Consultants, & Travel)               146,570           65,884             71,260            9,426

Subcontractors                                0                0                  0                0
Equipment                                70,000           70,000                  0                0
                                              0                0                  0                0
                                              0
Materials                               475,500          125,500            350,000                0
Material Overhead                        35,458           12,708             22,750                0
G&A on ODC's                             29,314           13,177             14,252            1,885
                                   ------------       ----------        -----------       ----------

Subtotal                           $  2,331,653       $  945,894        $   892,403       $  493,356
                                              0
                                   ------------       ----------        -----------       ----------
Total Program Cost                 $  2,331,653       $  945,894        $   892,403       $  493,356
                                              0                0                  0                0
                                   ------------       ----------        -----------       ----------
Total Program Value                $  2,331,653       $  945,894        $   892,403       $  493,356
Cost-Share/Co-Funding ADL          $   (405,732)      $ (170,297)       $  (111,562)      $ (123,873)
   Lab Chargebacks w/G&A           $   (105,036)      $  (40,889)       $   (64,147)      $        0
   Materials/Equipment w/MOH       $    (74,550)      $  (74,550)       $         0       $        0
                                              0                0                  0                0
                                   ------------       ----------        -----------       ----------
   Total Cost-Share/Co-Funding     $   (585,318)      $ (285,736)       $  (175,709)      $ (123,873)
                                              0                0                  0                0
                                   ------------       ----------        -----------       ----------
   Total Cost-Share/Co-Funding     $   (585,318)      $ (285,736)       $  (175,709)      $ (123,873)
Co-Funding/Cost Share %                   25.10%           30.21%             19.69%           25.11%

Total Doe Funding Required         $  1,746,335       $  660,158        $   716,694       $  369,484
Cum Doe Funding Required                              $  660,158        $ 1,376,852       $1,746,336

------------------------------------------------------------------------------------------------------------------------------------
[illegible]                                         U.S. Department of Energy                                          [illegible]
                                                            Budget Page
                                                  (See reverse for Instructions)
------------------------------------------------------------------------------------------------------------------------------------
ORGANIZATION                                                                                 Budget Page No:  1
    Arthur D. Little, Inc.                                                                                   ---
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL INVESTIGATOR/PROJECT DIRECTOR                                                      Requested Duration:  _____ (months)
    Jeffrey M. Bentley
------------------------------------------------------------------------------------------------------------------------------------
A. SENIOR PERSONNEL PI/PD, Co-Pl's, Faculty and Other Senior Associates                     DOE          COST SHARE         TOTAL
   (List each separately with title; A.6. show number in brackets)       --------------    -----------------------------------------

                                                                          Cal     ACAD     SHARE        BY APPLICANT        COSTS
------------------------------------------------------------------------------------------------------------------------------------
1.
------------------------------------------------------------------------------------------------------------------------------------
2.
------------------------------------------------------------------------------------------------------------------------------------
3.
------------------------------------------------------------------------------------------------------------------------------------
4.
------------------------------------------------------------------------------------------------------------------------------------
5.
------------------------------------------------------------------------------------------------------------------------------------
6. (   ) OTHERS (LIST INDIVIDUALLY ON BUDGET EXPLANATION PAGE)
------------------------------------------------------------------------------------------------------------------------------------
7. (   ) TOTAL SENIOR PERSONNEL (1-6)
------------------------------------------------------------------------------------------------------------------------------------
8. OTHER PERSONNEL (SHOW NUMBERS IN BRACKETS)
------------------------------------------------------------------------------------------------------------------------------------
1. (   ) POST DOCTORAL ASSOCIATES
------------------------------------------------------------------------------------------------------------------------------------
2. (   ) OTHER PROFESSIONAL (TECHNICIAN, PROGRAMMER, ETC.)
------------------------------------------------------------------------------------------------------------------------------------
3. (   ) GRADUATE STUDENTS
------------------------------------------------------------------------------------------------------------------------------------
4. (   ) UNDERGRADUATE STUDENTS
------------------------------------------------------------------------------------------------------------------------------------
5. (   ) SECRETARIAL - CLERICAL
------------------------------------------------------------------------------------------------------------------------------------
6. (   ) OTHER
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL SALARIES AND WAGES (A+B)
------------------------------------------------------------------------------------------------------------------------------------
C. FRINGE BENEFITS (IF CHARGED AS DIRECT COSTS)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL SALARIES, WAGES AND FRINGE BENEFITS (A+B+C) See Attached                            488,325         170,297           658,622
------------------------------------------------------------------------------------------------------------------------------------
D. PERMANENT EQUIPMENT (LIST ITEM AND DOLLAR AMOUNT
                                                                                       ---------------------------------------------
   FOR EACH ITEM)
                                                                                       ---------------------------------------------

                                                                                       ---------------------------------------------

                                                                                       ---------------------------------------------
   TOTAL PERMANENT EQUIPMENT
------------------------------------------------------------------------------------------------------------------------------------
E. TRAVEL                     1. Domestic (incl. Canada and U.S. Possessions)
------------------------------------------------------------------------------------------------------------------------------------
                              2. Foreign
                           ---------------------------------------------------------------------------------------------------------
     TOTAL TRAVEL                                                                          12,931                            12,931
------------------------------------------------------------------------------------------------------------------------------------
F. TRAINEE/PARTICIPANT COSTS
------------------------------------------------------------------------------------------------------------------------------------
1. STIPENDS (Itemize levels, types + totals on budget justification page)
------------------------------------------------------------------------------------------------------------------------------------
2. TUITION & FEES
------------------------------------------------------------------------------------------------------------------------------------
3. TRAINEE TRAVEL
------------------------------------------------------------------------------------------------------------------------------------
4. OTHER (fully explain on justification page)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL PARTICIPANTS    (    ) TOTAL COST
------------------------------------------------------------------------------------------------------------------------------------
G. OTHER DIRECT COSTS
------------------------------------------------------------------------------------------------------------------------------------
   1. MATERIALS AND SUPPLIES                                                              125,500          70,000           195,500
------------------------------------------------------------------------------------------------------------------------------------
   2. PUBLICATION COSTS/DOCUMENTATION/DISSEMINATION
------------------------------------------------------------------------------------------------------------------------------------
   3. CONSULTANT SERVICES
------------------------------------------------------------------------------------------------------------------------------------
   4. COMPUTER (ADPE) SERVICES
------------------------------------------------------------------------------------------------------------------------------------
   5. SUBCONTRACTS
------------------------------------------------------------------------------------------------------------------------------------
   6. OTHER (fully explain on justification page)   (Supp Exp & Misc ODCs)                 18,878          34,074            52,952
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL OTHER DIRECT COSTS                                                            144,378         104,074           248,452
------------------------------------------------------------------------------------------------------------------------------------
H. TOTAL DIRECT COSTS (A THROUGH G)                                                       645,634         274,371           920,005
------------------------------------------------------------------------------------------------------------------------------------
I. INDIRECT COSTS (SPECIFY RATE AND BASE)                                                  14,524          11,365            25,889

   TOTAL INDIRECT COSTS
------------------------------------------------------------------------------------------------------------------------------------
J. TOTAL DIRECT AND INDIRECT COSTS (H+I)                                                  660,158         285,736           945,894
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
K. AMOUNT OF ANY REQUIRED COST SHARING FROM NON-
   FEDERAL SOURCES
------------------------------------------------------------------------------------------------------------------------------------
L. TOTAL COST OF PROJECT (J+K)                                                          660,158       285,736                945,894
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          DOE        Applicant                TOTAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
[illegible]                                         U.S. Department of Energy                                          [illegible]
                                                            Budget Page
                                                  (See reverse for Instructions)
------------------------------------------------------------------------------------------------------------------------------------
ORGANIZATION                                                                                 Budget Page No:  2
    Arthur D. Little, Inc.                                                                                   ---
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL INVESTIGATOR/PROJECT DIRECTOR                                                      Requested Duration:  _____ (months)
    Jeffrey M. Bentley
------------------------------------------------------------------------------------------------------------------------------------
A. SENIOR PERSONNEL PI/PD, Co-Pl's, Faculty and Other Senior Associates                  DOE            COST SHARE          TOTAL
   (List each separately with title; A.6. show number in brackets)   ----------------  ---------------------------------------------

                                                                       Cal     ACAD     SHARE          BY APPLICANT        COSTS
------------------------------------------------------------------------------------------------------------------------------------
1.
------------------------------------------------------------------------------------------------------------------------------------
2.
------------------------------------------------------------------------------------------------------------------------------------
3.
------------------------------------------------------------------------------------------------------------------------------------
4.
------------------------------------------------------------------------------------------------------------------------------------
5.
------------------------------------------------------------------------------------------------------------------------------------
6. (   ) OTHERS (LIST INDIVIDUALLY ON BUDGET EXPLANATION PAGE)
------------------------------------------------------------------------------------------------------------------------------------
7. (   ) TOTAL SENIOR PERSONNEL (1-6)
------------------------------------------------------------------------------------------------------------------------------------
8. OTHER PERSONNEL (SHOW NUMBERS IN BRACKETS)
------------------------------------------------------------------------------------------------------------------------------------
1. (   ) POST DOCTORAL ASSOCIATES
------------------------------------------------------------------------------------------------------------------------------------
2. (   ) OTHER PROFESSIONAL (TECHNICIAN, PROGRAMMER, ETC.)
------------------------------------------------------------------------------------------------------------------------------------
3. (   ) GRADUATE STUDENTS
------------------------------------------------------------------------------------------------------------------------------------
4. (   ) UNDERGRADUATE STUDENTS
------------------------------------------------------------------------------------------------------------------------------------
5. (   ) SECRETARIAL - CLERICAL
------------------------------------------------------------------------------------------------------------------------------------
6. (   ) OTHER
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL SALARIES AND WAGES (A+B)
------------------------------------------------------------------------------------------------------------------------------------
C. FRINGE BENEFITS (IF CHARGED AS DIRECT COSTS)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL SALARIES, WAGES AND FRINGE BENEFITS (A+B+C) See Attached                            322,580         111,562           434,142
------------------------------------------------------------------------------------------------------------------------------------
D. PERMANENT EQUIPMENT (LIST ITEM AND DOLLAR AMOUNT
                                                                                       ---------------------------------------------
   FOR EACH ITEM)
                                                                                       ---------------------------------------------

                                                                                       ---------------------------------------------

                                                                                       ---------------------------------------------
   TOTAL PERMANENT EQUIPMENT
------------------------------------------------------------------------------------------------------------------------------------
E. TRAVEL                     1. Domestic (incl. Canada and U.S. Possessions)
------------------------------------------------------------------------------------------------------------------------------------
                              2. Foreign
                           ---------------------------------------------------------------------------------------------------------
     TOTAL TRAVEL                                                                           9,315                             9,315
------------------------------------------------------------------------------------------------------------------------------------
F. TRAINEE/PARTICIPANT COSTS
------------------------------------------------------------------------------------------------------------------------------------
1. STIPENDS (Itemize levels, types + totals on budget justification page)
------------------------------------------------------------------------------------------------------------------------------------
2. TUITION & FEES
------------------------------------------------------------------------------------------------------------------------------------
3. TRAINEE TRAVEL
------------------------------------------------------------------------------------------------------------------------------------
4. OTHER (fully explain on justification page)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL PARTICIPANTS    (    ) TOTAL COST
------------------------------------------------------------------------------------------------------------------------------------
G. OTHER DIRECT COSTS
------------------------------------------------------------------------------------------------------------------------------------
   1. MATERIALS AND SUPPLIES                                                              350,000                           350,000
------------------------------------------------------------------------------------------------------------------------------------
   2. PUBLICATION COSTS/DOCUMENTATION/DISSEMINATION
------------------------------------------------------------------------------------------------------------------------------------
   3. CONSULTANT SERVICES
------------------------------------------------------------------------------------------------------------------------------------
   4. COMPUTER (ADPE) SERVICES
------------------------------------------------------------------------------------------------------------------------------------
   5. SUBCONTRACTS
------------------------------------------------------------------------------------------------------------------------------------
   6. OTHER         Support Expense & Miscellaneous ODC's                                   8,489          53,456            61,945
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL OTHER DIRECT COSTS                                                            358,489          53,456           411,945
------------------------------------------------------------------------------------------------------------------------------------
H. TOTAL DIRECT COSTS (A THROUGH G)                                                       690,384         165,018           855,402
------------------------------------------------------------------------------------------------------------------------------------
I. INDIRECT COSTS (SPECIFY RATE AND BASE)
                                                                                           26,310          10,691            37,001
   TOTAL INDIRECT COSTS
------------------------------------------------------------------------------------------------------------------------------------
J. TOTAL DIRECT AND INDIRECT COSTS (H+I)                                                  716,694         175,709           892,403
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
K. AMOUNT OF ANY REQUIRED COST SHARING FROM NON-
   FEDERAL SOURCES
------------------------------------------------------------------------------------------------------------------------------------
L. TOTAL COST OF PROJECT (J+K)                                                          716,694         175,709             892,403
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          DOE          Applicant            TOTAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
[illegible]                                         U.S. Department of Energy                                          [illegible]
                                                            Budget Page
                                                  (See reverse for Instructions)
------------------------------------------------------------------------------------------------------------------------------------
ORGANIZATION                                                                                 Budget Page No:  3
    Arthur D. Little, Inc.                                                                                   ---
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL INVESTIGATOR/PROJECT DIRECTOR                                                      Requested Duration:  _____ (months)
    Jeffrey M. Bentley
------------------------------------------------------------------------------------------------------------------------------------
A. SENIOR PERSONNEL PI/PD, Co-Pl's, Faculty and Other Senior Associates                  DOE            COST SHARE          TOTAL
   (List each separately with title; A.6. show number in brackets)   ----------------  ---------------------------------------------

                                                                       Cal     ACAD      SHARE          BY APPLICANT        COSTS
------------------------------------------------------------------------------------------------------------------------------------
1.
------------------------------------------------------------------------------------------------------------------------------------
2.
------------------------------------------------------------------------------------------------------------------------------------
3.
------------------------------------------------------------------------------------------------------------------------------------
4.
------------------------------------------------------------------------------------------------------------------------------------
5.
------------------------------------------------------------------------------------------------------------------------------------
6. (   ) OTHERS (LIST INDIVIDUALLY ON BUDGET EXPLANATION PAGE)
------------------------------------------------------------------------------------------------------------------------------------
7. (   ) TOTAL SENIOR PERSONNEL (1-6)
------------------------------------------------------------------------------------------------------------------------------------
8. OTHER PERSONNEL (SHOW NUMBERS IN BRACKETS)
------------------------------------------------------------------------------------------------------------------------------------
1. (   ) POST DOCTORAL ASSOCIATES
------------------------------------------------------------------------------------------------------------------------------------
2. (   ) OTHER PROFESSIONAL (TECHNICIAN, PROGRAMMER, ETC.)
------------------------------------------------------------------------------------------------------------------------------------
3. (   ) GRADUATE STUDENTS
------------------------------------------------------------------------------------------------------------------------------------
4. (   ) UNDERGRADUATE STUDENTS
------------------------------------------------------------------------------------------------------------------------------------
5. (   ) SECRETARIAL - CLERICAL
------------------------------------------------------------------------------------------------------------------------------------
6. (   ) OTHER
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL SALARIES AND WAGES (A+B)
------------------------------------------------------------------------------------------------------------------------------------
C. FRINGE BENEFITS (IF CHARGED AS DIRECT COSTS)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL SALARIES, WAGES AND FRINGE BENEFITS (A+B+C) See Attached                          358,176         123,873           482,049
------------------------------------------------------------------------------------------------------------------------------------
D. PERMANENT EQUIPMENT (LIST ITEM AND DOLLAR AMOUNT
                                                                                       ---------------------------------------------
   FOR EACH ITEM)
                                                                                       ---------------------------------------------

                                                                                       ---------------------------------------------

                                                                                       ---------------------------------------------
   TOTAL PERMANENT EQUIPMENT
------------------------------------------------------------------------------------------------------------------------------------
E. TRAVEL                     1. Domestic (incl. Canada and U.S. Possessions)
------------------------------------------------------------------------------------------------------------------------------------
                              2. Foreign
                           ---------------------------------------------------------------------------------------------------------
     TOTAL TRAVEL
------------------------------------------------------------------------------------------------------------------------------------
F. TRAINEE/PARTICIPANT COSTS
------------------------------------------------------------------------------------------------------------------------------------
 1. STIPENDS (Itemize levels, types + totals on budget justification page)
------------------------------------------------------------------------------------------------------------------------------------
 2. TUITION & FEES
------------------------------------------------------------------------------------------------------------------------------------
 3. TRAINEE TRAVEL
------------------------------------------------------------------------------------------------------------------------------------
 4. OTHER (fully explain on justification page)
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL PARTICIPANTS    (    ) TOTAL COST
------------------------------------------------------------------------------------------------------------------------------------
G. OTHER DIRECT COSTS
------------------------------------------------------------------------------------------------------------------------------------
 1. MATERIALS AND SUPPLIES
------------------------------------------------------------------------------------------------------------------------------------
 2. PUBLICATION COSTS/DOCUMENTATION/DISSEMINATION
------------------------------------------------------------------------------------------------------------------------------------
 3. CONSULTANT SERVICES
------------------------------------------------------------------------------------------------------------------------------------
 4. COMPUTER (ADPE) SERVICES
------------------------------------------------------------------------------------------------------------------------------------
 5. SUBCONTRACTS
------------------------------------------------------------------------------------------------------------------------------------
 6. OTHER         Support Expense & Miscellaneous ODC's                                   9,426                             9,426
------------------------------------------------------------------------------------------------------------------------------------
    TOTAL OTHER DIRECT COSTS                                                              9,426                             9,426
------------------------------------------------------------------------------------------------------------------------------------
H. TOTAL DIRECT COSTS (A THROUGH G)                                                     367,602         123,873           491,475
------------------------------------------------------------------------------------------------------------------------------------
I. INDIRECT COSTS (SPECIFY RATE AND BASE)
                                                                                          1,881                             1,881
   TOTAL INDIRECT COSTS
------------------------------------------------------------------------------------------------------------------------------------
J. TOTAL DIRECT AND INDIRECT COSTS (H+I)                                                369,484         123,873           493,356
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
K. AMOUNT OF ANY REQUIRED COST SHARING FROM NON-
   FEDERAL SOURCES
------------------------------------------------------------------------------------------------------------------------------------
L. TOTAL COST OF PROJECT (J+K)                                                          369,484         123,873           493,356
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          DOE          Applicant          TOTAL
------------------------------------------------------------------------------------------------------------------------------------

                                  APPENDIX C

                 Intellectual Property Provisions - Assistance

                 LARGE BUSINESS, STATE AND LOCAL GOVERNMENTS,
                           OR FOREIGN ORGANIZATIONS
                   (Research, Development or Demonstration)

 Clause             Reference                                Title                       Page
01.        48 C.F.R 52.227-1            Authorization and Consent (JUL 1995),               1
                                        Alternate I
02.        48 C.F.R 52.227-2            Notice and Assistance Regarding Patent and          l
                                        Copyright Infringement (AUG 1996)
                                        This clause is not applicable if the award is
                                        for less than $ 100, 000.
03.        48 C.F.R 952.227-9           Refund of Royalties (FEB 1995)                      1
04.        48 C.F.R 952.227-13          Patent Rights -- Acquisition by the Government      2
                                        (FEB 1995)
05.        48 C.F.R 52.227-14           Rights in Data -- General (JUN 1987), with         10
                                        Alternates I and V, and paragraph (d)(3) as
                                        supplemented by 10 C.F.R. Part 600.27
                                        If this award requires the use or delivery of
                                        limited rights data and/or restricted computer
                                        software, Alternates II and III are
                                        incorporated, unless modified upon
                                        recommendation of Patent Counsel.
06.        48 C.F.R 52.227-16           Additional Data Requirements (JUN 1987)            15
07.        48 C.F.R 52.227-23           Rights to Proposal Data (Technical) (JUN 1987)     16

    Attachment 1 (for reference):       Patent Rights -- Retention by Contractor
                                        (Short Form) (FEB 1995); 48 C.F.R
                                        952.227-11


52.227-1 Authorization and Consent; Alternate I (APR 1984)

AUTHORIZATION AND CONSENT

       (a) The Government authorizes and consents to all use and manufacture of any invention described in and covered by a United States patent in the performance of this contract or any subcontract at any tier.

       (b) The Contractor agrees to include, and require inclusion of, this clause, suitably modified to identify the parties, in all subcontracts at any tier for supplies or services (including construction, architect-engineer services, and materials, supplies, models, samples, and design or testing services expected to exceed the simplified acquisition threshold); however, omission of this clause from any subcontract, including those at or below the simplified acquisition threshold, does not affect this authorization and consent.

(End of clause)

52.227-2 Notice and Assistance Regarding Patent and Copyright Infringement.

NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT (AUG 1996)

       (a) The Contractor shall report to the Contracting Officer, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this contract of which the Contractor has knowledge.

       (b) In the event of any claim or suit against the Government on account of any alleged patent or copyright infringement arising out of the performance of this contract or out of the use of any supplies furnished or work or services performed under this contract, the Contractor shall furnish to the Government, when requested by the Contracting Officer, all evidence and information in possession of the Contractor pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where the Contractor has agreed to indemnify the Government.

       (c) The Contractor agrees to include, and require inclusion of, this clause in all subcontracts at any tier for supplies or services (including construction and architect-engineer subcontracts and those for material, supplies, models, samples, or design or testing services) expected to exceed the simplified acquisition threshold at FAR 2.101.

(End of clause)

952.227-9 Refund of Royalties

REFUND OF ROYALTIES (FEB 1995)

       (a) The contract price includes certain amounts for royalties payable by the Contractor or subcontractors or both, which amounts have been reported to the Contracting Officer.

       (b) The term "royalties" as used in this clause refers to any costs or charges in the nature of royalties, license fees, patent or license amortization costs, or the like, for the use of or for rights in patents and patent applications in connection with performing this contract or any subcontract hereunder. The term also includes any costs or charges associated with the access to, use of, or other right pertaining to data that represented to be proprietary and is related to the performance of this contract or the copying of such data or data that is copyrighted.

       (c) The Contractor shall furnish to the Contracting Officer, before final payment under this contract, a statement of royalties paid or required to be paid in connection with performing this contract and subcontracts hereunder together with the reasons.

       (d) The Contractor will be compensated for royalties reported under paragraph (c) of this clause, only to the extent that such royalties were included in the contract price and are determined by the Contracting Officer to be properly chargeable to the Government and allocable to the contract. To the extent that any royalties that are included in the contract price are not, in fact, paid by the Contractor or are determined by the Contracting Officer not to be properly chargeable to the government and allocable to the contract, the contract price shall be reduced. Repayment or credit to the Government shall be made as the Contracting Officer directs. The approval by DOE of any individual payments or royalties shall not prevent the Government from contesting at any time the enforceability, validity, scope of, or title to, any patent or the proprietary nature of data pursuant to which a royalty or other payment is to be or has been made.

       (e) If, at any time within 3 years after final payment under this contract, the Contractor for any reason is relieved in whole or in part from the payment of the royalties included in the final contract price as adjusted pursuant to paragraph (d) of this clause, the Contractor shall promptly notify the Contracting Officer of that fact and shall reimburse the Government in a corresponding amount.

       (f) The substance of this clause, including this paragraph (f), shall be included in any subcontract in which the amount of royalties reported during negotiation of the subcontract exceeds $250.

(End of clause)

952.227-13 Patent Rights - Acquisition by the Government

PATENT RIGHTS-ACQUISITION BY THE GOVERNMENT (FEB 1995)

     (a)  Definitions.

     "Invention", as used in this clause, means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code or any novel variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

     "Practical application", as used in this clause, means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

     "Subject invention", as used in this clause, means any invention of the Contractor conceived or first actually reduced to practice in the course of or under this contract.

     "Patent Counsel", as used in this clause, means the Department of Energy Patent Counsel assisting the procuring activity.

     "DOE patent waiver regulations", as used in this clause, means the Department of Energy patent waiver regulations at 41 CFR 9-9.109-6 or successor regulations.

     "Agency licensing regulations" and "applicable agency licensing regulations", as used in this clause, mean the Department of Energy patent licensing regulations at 10 CFR Part 781.

     (b)  Allocations of principal rights.

           (1) Assignment to the Government. The Contractor agrees to assign to the Government the entire right, title, and interest throughout the world in and to each subject invention, except to the extent that rights are retained by the Contractor under subparagraph (b)(2) and paragraph (d) of this clause.

          (2)  Greater rights determinations.

               (i) The contractor, or an employee-inventor after consultation with the Contractor, may request greater rights than the nonexclusive license and the foreign patent rights provided in paragraph (d) of this clause on identified inventions in accordance with the DOE patent waiver regulations. A request for a determination of whether the Contractor or the employee-inventor is entitled to acquire such greater rights must be submitted to the Patent Counsel with a copy to the Contracting Officer at the time of the first disclosure of the invention pursuant to subparagraph (e)(2) of this clause, or not later than 8 months thereafter, unless a longer period is authorized in writing by the Contracting Officer for good cause shown in writing by the Contractor. Each determination of greater rights under this contract shall be subject to paragraph (c) of this clause, unless otherwise provided in the greater rights determination, and to the reservations and conditions deemed to be appropriate by the Secretary of Energy or designee.

               (ii) Within two (2) months after the filing of a patent application, the Contractor shall provide the filing date, serial number and title, a copy of the patent application (including an English-language version if filed in a language other than English), and, promptly upon issuance of a patent, provide the patent number and issue date for any subject invention in any country for which the Contractor has been granted title or the right to file and prosecute on behalf of the United States by the Department of Energy.

               (iii) Not less than thirty (30) days before the expiration of the response period for any action required by the Patent and Trademark Office, notify the Patent Counsel of any decision not to continue prosecution of the application.

               (iv) Upon request, the Contractor shall furnish the Government an irrevocable power to inspect and make copies of the patent application file.

     (c)  Minimum rights acquired by the Government.

          (1) With respect to each subject invention to which the Department of Energy grants the Contractor principal or exclusive rights, the Contractor agrees as follows:

               (i) The Contractor hereby grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced each subject invention throughout the world by or on behalf of the Government of the United States (including any Government agency).

               (ii) The Contractor agrees that with respect to any subject invention in which DOE has granted it title, DOE has the right in accordance with the procedures in the DOE patent waiver regulations to require the Contractor, an assignee, or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Contractor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if it determines that-

                      (A) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

                      (B) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

                      (C) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

                      (D) Such action is necessary because the agreement required by paragraph (i) of this clause has neither been obtained nor waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

               (iii) The Contractor agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization of a subject invention or on efforts at obtaining such utilization that are being made by the

          Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceedings undertaken by that agency in accordance with subparagraph (c)(l)(ii) of this clause. To the extent data or information supplied under this section is considered by the Contractor, its licensee, or assignee to be privileged and confidential and is so marked, the Department of Energy agrees that, to the extent permitted by law, it will not disclose such information to persons outside the Government.

               (iv) The Contractor agrees, when licensing a subject invention, to arrange to avoid royalty charges on acquisitions involving Government funds, including funds derived through a Military Assistance Program of the Government or otherwise derived through the Government, to refund any amounts received as royalty charges on a subject invention in acquisitions for, or on behalf of, the Government, and to provide for such refund in any instrument transferring rights in the invention to any party.

               (v) The Contractor agrees to provide for the Government's paid-up license pursuant to subparagraph (c)(1)(i) of this clause in any instrument transferring rights in a subject invention and to provide for the granting of licenses as required by subparagraph
          (c)(1)(ii) of this clause, and for the reporting of utilization information as required by subparagraph (c)(1)(iii) of this clause, whenever the instrument transfers principal or exclusive rights in a subject invention.

          (2) Nothing contained in this paragraph (c) shall be deemed to grant to the Government any rights with respect to any invention other than a subject invention.

     (d)  Minimum rights to the Contractor.

          (1) The Contractor is hereby granted a revocable, nonexclusive, royalty-free license in each patent application filed in any country on a subject invention and any resulting patent in which the Government obtains title, unless the Contractor fails to disclose the subject invention within the times specified in subparagraph (e)(2) of this clause. The Contractor's license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Contractor is a part and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the tune the contract was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

          (2) The Contractor's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions in 37 CFR Part 404 and agency licensing regulations. This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical applications and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

          (3) Before revocation or modification of the license, DOE will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable agency licensing regulations and 37 CFR Part 404 concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.

          (4) The Contractor may request the right to acquire patent rights to a subject invention in any foreign country where the Government has elected not to secure such rights, subject to the conditions in subparagraphs
     (d)(4)(i) through (d)(4)(vii) of this clause. Such request must be made in writing to the Patent Counsel as part of the disclosure required by subparagraph (e)(2) of this clause, with a copy to the DOE Contracting Officer. DOE approval, if given, will be based on a determination that this would best serve the national interest.

               (i) The recipient of such rights, when specifically requested by DOE, and three years after issuance of a foreign patent disclosing the subject invention, shall furnish DOE a report stating:

                      (A) The commercial use that is being made, or is intended to be made, of said invention, and

                      (B) The steps taken to bring the invention to the point of practical application or to make the invention available for licensing.

               (ii) The Government shall retain at least, an irrevocable, nonexclusive, paid-up license to make, use, and sell the invention throughout the world by or on behalf of the Government (including any Government agency) and States and domestic municipal governments, unless the Secretary of Energy or designee determines that it would not be in the public interest to acquire the license for the States and domestic municipal governments.

               (iii) If noted elsewhere in this contract as a condition of the grant of an advance waiver of the Government's title to inventions under this contract, or, if no advance waiver was granted but a waiver of the Government's title to an identified invention is granted pursuant to subparagraph (b)(2) of this clause upon a determination by the Secretary of Energy that it is in the Government's best interest, this license shall include the right of the Government to sublicense foreign governments pursuant to any existing or future treaty or agreement with such foreign governments.

               (iv)   Subject to the rights granted in subparagraphs (d)(1),
          (2), and (3) of this clause, the Secretary of Energy or designee shall have the right to terminate the foreign patent rights granted in this subparagraph (d)(4) in whole or in part unless the recipient of such rights demonstrates to the satisfaction of the Secretary of Energy or designee that effective steps necessary to accomplish substantial utilization of the invention have been taken or within a reasonable time will be taken.

               (v)    Subject to the rights granted in subparagraphs (d)(l),
          (2), and (3) of this clause, the Secretary of Energy or designee shall have the right, commencing four years after foreign patent rights are accorded under this subparagraph (d)(4), to require the granting of a nonexclusive or partially exclusive license to a responsible applicant or applicants, upon terms reasonable under the circumstances, and in appropriate circumstances to terminate said foreign patent rights in whole or in part, following a hearing upon notice thereof to the public, upon a petition by an interested person justifying such hearing:

                      (A) If the Secretary of Energy or designee determines, upon review of such material as he deems relevant, and after the recipient of such rights or other interested person has had the opportunity to provide such relevant and material information as the Secretary or designee may require, that such foreign patent rights have tended substantially to lessen competition or to result in undue market concentration in any section of the United States in any line of commerce to which the technology relates; or

                      (B) Unless the recipient of such rights demonstrates to the satisfaction of the Secretary of Energy or designee at such hearing that the recipient has taken effective steps, br within a reasonable time thereafter is expected to take such steps, necessary to accomplish substantial utilization of the invention.

               (vi) If the contractor is to file a foreign patent application on a subject invention, the Government agrees, upon written request, to use its best efforts to withhold publication of such invention disclosures for such period of time as specified by Patent Counsel, but in no event shall the Government or its employees be liable for any publication thereof.

               (vii) Subject to the license specified in subparagraphs (d)(1),
          (2), and (3) of this clause, the contractor or inventor agrees to convey to the Government, upon request, the entire right, title, and interest in any foreign country in which the contractor or inventor fails to have a patent application filed in a timely manner or decides not to continue prosecution or to pay any maintenance fees covering the invention. To avoid forfeiture of the patent application or patent, the contractor or inventor shall, not less than 60 days before the expiration period for any action required by any patent office, notify the Patent Counsel of such failure or decision, and deliver to the Patent Counsel, the executed instruments necessary for the conveyance specified in this paragraph.

     (e)  Invention identification, disclosures, and reports.

          (1) The Contractor shall establish and maintain active and effective procedures to assure that subject inventions are promptly identified and disclosed to Contractor personnel responsible for patent matters within 6 months of conception and/or first actual reduction to practice, whichever occurs first in the performance of work under this contract. These procedures shall include the maintenance of laboratory notebooks or equivalent records and other records as are reasonably necessary to document the conception and/or the first actual reduction to practice of subject inventions, and records that show that the procedures for identifying and disclosing the inventions are followed. Upon request, the Contractor shall furnish the Contracting Officer a description of such procedures for evaluation and for determination as to their effectiveness.

          (2) The Contractor shall disclose each subject invention to the DOE Patent Counsel with a copy to the Contracting Officer within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters or, if earlier, within 6 months after the Contractor becomes aware that a subject invention has been made, but in any event before any on sale, public use, or publication of such invention known to the Contractor. The disclosure to DOE shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale, or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to DOE, the Contractor shall promptly notify Patent Counsel of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor. The report should also include any request for a greater rights determination in accordance with subparagraph (b)(2) of this clause. When an invention is disclosed to DOE under this paragraph, it shall be deemed to have been made in the manner specified in Sections (a)(1) and (a)(2) of 42 U.S.C. 5908, unless the Contractor contends in writing at the time the invention is disclosed that is was not so made.

          (3) The Contractor shall furnish the Contracting Officer the following:

                (i) Interim reports every 12 months (or such longer period as may be specified by the Contracting Officer) from the date of the contract, listing subject inventions during that period, and certifying that all subject inventions have been disclosed (or that there are not such inventions) and that the procedures required by subparagraph (e)(1) of this clause have been followed.

               (ii) A final report, within 3 months after completion of the contracted work listing all subject inventions or certifying that there were no such inventions, and listing all subcontracts at any tier containing a patent rights clause or certifying that there were no such subcontracts.

          (4) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (e)(2) of this clause.

          (5) The Contractor agrees, subject to FAR 27.302(j), that the Government may duplicate and disclose subject invention disclosures and all other reports and papers furnished or required to be furnished pursuant to this clause.

     (f)  Examination of records relating to inventions.

          (1) The Contracting Officer or any authorized representative shall, until 3 years after final payment under this contract, have the right to examine any books (including laboratory notebooks), records, and documents of the Contractor relating to the conception or first actual reduction to practice of inventions in the same field of technology as the work under this contract to determine whether--

               (i)    Any such inventions are subject inventions;

               (ii) The Contractor has established and maintains the procedures required by subparagraphs (e)(1) and (4) of this clause;

                (iii) The Contractor and its inventors have complied with the procedures.

          (2) If the Contracting Officer learns of an unreported Contractor invention which the Contracting Officer believes may be a subject invention, the Contractor may be required to disclose the invention to DOE for a determination of ownership rights.

          (3) Any examination of records under this paragraph will be subject to appropriate conditions to protect the confidentiality of the information involved.

     (g) Withholding of payment (NOTE: This paragraph does not apply to subcontracts).

          (1) Any time before final payment under this contract, the Contracting Officer may, in the Government's interest, withhold payment until a reserve not exceeding $50,000 or 5 percent of the amount of this contract, whichever is less, shall have been set aside if, in the Contracting Officer's opinion, the Contractor fails to--

                (i) Convey to the Government, using a DOE-approved form, the title and/or rights of the Government in each subject invention as required by this clause;

                (ii) Establish, maintain, and follow effective procedures for identifying and disclosing subject inventions pursuant to subparagraph
          (e)(l) of this clause;

                (iii)  Disclose any subject invention pursuant to subparagraph
          (e)(2) of this clause;

                (iv) Deliver acceptable interim reports pursuant to subparagraph (e)(3)(i) of this clause; or

                (v) Provide the information regarding subcontracts pursuant to subparagraph (h)(4) of this clause.

          (2) Such reserve or balance shall be withheld until the Contracting Officer has determined that the Contractor has rectified whatever deficiencies exist and has delivered all reports, disclosures, and other information required by this clause.

          (3) Final payment under this contract shall not be made before the Contractor delivers to the Contracting Officer all disclosures of subject inventions required by subparagraph (e)(2) of this clause, and acceptable final report pursuant to subparagraph (e)(3)(ii) of this clause, and the Patent Counsel has issued a patent clearance certification to the Contracting Officer.

          (4) The Contracting Officer may decrease or increase the sums withheld up to the maximum authorized above. No amount shall be withheld under this paragraph while the amount specified by this paragraph is being withheld under other provisions of the contract. The withholding of any amount or the subsequent payment thereof shall not be construed as a waiver of any Government rights.

     (h)  Subcontracts.

          (1) The contractor shall include the clause at 48 CFR 952.227-11 (suitably modified to identify the parties) in , all subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work to be performed by a small business firm or domestic nonprofit organization, except where the work of the subcontract is subject to an Exceptional Circumstances Determination by DOE. In all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work, the contractor shall include this clause (suitably modified to identify the parties). The contractor shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

          (2) In the event of a refusal by a prospective subcontractor to accept such a clause the Contractor -

                (i) Shall promptly submit a written notice to the Contracting Officer setting forth the subcontractor's reasons for such refusal and other pertinent information that may expedite disposition of the matter, and

                (ii) Shall not proceed with such subcontract without the written authorization of the Contracting Officer.

          (3) In the case of subcontracts at any tier, DOE, the subcontractor, and Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and DOE with respect to those matters covered by this clause.

          (4) The Contractor shall promptly notify the Contracting Officer in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Contracting Officer, the Contractor shall furnish a copy of such subcontract, and, no more frequently than annually, a listing of the subcontracts that have been awarded.

          (5) The contractor shall identify all subject inventions of the subcontractor of which it acquires knowledge in the performance of this contract and shall notify the Patent Counsel, with a copy to the contracting officer, promptly upon identification of the inventions.

                    (i) Preference United States industry. Unless provided otherwise, no Contractor that receives title to any subject invention and no assignee of any such Contractor shall grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any products embodying the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement may be waived by the Government upon a showing by the Contractor or assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

     (j)  Atomic energy.

          (1) No claim for pecuniary award of compensation under the provisions of the Atomic Energy Act of 1954, as amended, shall be asserted with respect to any invention or discovery made or conceived in the course of or under this contract.

          (2) Except as otherwise authorized in writing by the Contracting Officer, the Contractor will obtain patent agreements to effectuate the provisions of subparagraph (e)(l) of this clause from all persons who perform any part of the work under this contract, except nontechnical personnel, such as clerical employees and manual laborers.

     (k)  Background Patents.

          (1) Background Patent means a domestic patent covering an invention or discovery which is not a subject invention and which is owned or controlled by the Contractor at any time through the completion of this contract:

                    (i) Which the contractor, but not the Government, has the right to license to others without obligation to pay royalties thereon, and

                    (ii) Infringement of which cannot reasonably be avoided upon the practice of any specific process, method, machine, manufacture, or composition of matter (including relatively minor modifications thereof) which is a subject of the research, development, or demonstration work performed under this contract.

          (2) The Contractor agrees to and does hereby grant to the Government a royalty-free, nonexclusive license under any background patent for purposes of practicing a subject of this contract by or for the Government in research, development, and demonstration work only.

          (3) The Contractor also agrees that upon written application by DOE, it will grant to responsible parties, for purposes of practicing a subject of this contract, nonexclusive licenses under any background patent on terms that are reasonable under the circumstances. If, however, the Contractor believes that exclusive rights are necessary to achieve expeditious commercial development or utilization, then a request may be made to DOE for DOE approval of such licensing by the Contractor.

          (4) Notwithstanding subparagraph (k)(3) of this clause, the contractor shall not be obligated to license any background patent if the Contractor demonstrates to the satisfaction of the Secretary of Energy or designee that:

                    (i) a competitive alternative to the subject matter covered by said background patent is commercially available or readily introducible from one or more other sources; or

                    (ii) the Contractor or its licensees are supplying the subject matter covered by said background patent in sufficient quantity and at reasonable prices to satisfy market needs, or have taken effective steps or within a reasonable time are expected to take effective steps to so supply the subject matter.

     (l) Publication. It is recognized that during the course of the work under this contract, the Contractor or its employees may from time to time desire to release or publish information regarding scientific or technical developments conceived or first actually reduced to practice in the course of or under this contract. In order that public disclosure of such information will not adversely affect the patent interests of DOE or the Contractor, patent approval for release of publication shall be secured from Patent Counsel prior to any such release or publication.

     (m)  Forfeiture of rights in unreported subject inventions.

          (1) The Contractor shall forfeit and assign to the Government, at the request of the Secretary of Energy or designee, all rights in any subject invention which the Contractor fails to report to Patent Counsel within six months after the time the Contractor:

                    (i) Files or causes to be filed a United States or foreign patent application thereon; or

                    (ii)  Submits the final report required by subparagraph
          (e)(2)(ii) of this clause, whichever is later.

          (2) However, the Contractor shall not forfeit rights in a subject invention if, within the time specified in subparagraph (m)(l) of this clause, the Contractor:

                    (i) Prepares a written decision based upon a review of the record that the invention was neither conceived nor first actually reduced to practice in the course of or under the contract and delivers the decision to Patent Counsel, with a copy to the Contracting Officer; or

                    (ii) Contending that the invention is not a subject invention, the Contractor nevertheless discloses the invention and all facts pertinent to this contention to the Patent Counsel, with a copy to the Contracting Officer; or

                    (iii) Establishes that the failure to disclose did not result from the Contractor's fault or negligence.

          (3) Pending written assignment of the patent application and patents on a subject invention determined by the Secretary of Energy or designee to be forfeited (such determination to be a final decision under the Disputes clause of this contract), the Contractor shall be deemed to hold the invention and the patent applications and patents pertaining thereto in trust for the Government. The forfeiture provision of this paragraph (m) shall be in addition to and shall not supersede other rights and remedies which the Government may have with respect to subject inventions.

(End of clause)

52.227-14 Rights in Data - General, with Alternates I and V, and paragraph (d)
(3)

RIGHTS IN DATA - GENERAL (JUN 1987)

(a)  Definitions.
     -----------

     "Computer software," as used in this clause, means computer programs, computer data bases, and documentation thereof.

     "Data," as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The terms does not include information incidental to contract administration, such as financial, administrative, cost or pricing, or management information.

     "Form, fit, and function data," as used in this clause, means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability, as well as data identifying source, size, configuration, mating, and attachment characteristics, functional characteristics, and performance requirements; except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formula, and flow charts of the software.

     "Limited rights data," as used in this clause, means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged.

     "Technical data," as used in this clause, means data (other than computer software) which are of a scientific or technical nature.

     "Restricted computer software," as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and is confidential or privileged; or is published copyrighted computer software; including minor modifications of such computer software.

     "Unlimited rights," as used in this clause, means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose, and to have or permit others to do so.

     "Limited rights," as used in this clause, means the rights of the Government in limited rights data as set forth in the Limited Rights Notice of subparagraph (g)(2) if included in this clause.

     "Restricted rights," as used in this clause, means the rights of the Government in restricted computer software, as set forth in a Restricted Rights Notice of subparagraph (g)(3) if included in this clause, or as otherwise may be provided in a collateral agreement incorporated in and made part of this contract, including minor modifications of such computer software.

(b)  Allocation of rights.
     ---------------------

          (1) Except as provided in paragraph (c) below regarding copyright, the Government shall have unlimited rights in:

                    (i) Data first produced in the performance of this contract;

                    (ii) Form, fit, and function data delivered under this contract;

                    (iii) Data delivered under this contract (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair items, components, or processes delivered or furnished for use under this contract; and

                    (iv) All other data delivered under this contract unless provided otherwise for limited rights data or restricted computer software in accordance with paragraph (g) below.

          (2)   The Contractor shall have the right to:

                    (i) Use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, unless provided otherwise in paragraph (d) below;

                    (ii) Protect from unauthorized disclosure and use those data which are limited rights data or restricted computer software to the extent provided in paragraph (g) below;

                    (iii) Substantiate use of, add or correct limited rights, restricted rights, or copyright notices and to take other appropriate action, in accordance with paragraphs (e) and (f) below; and

                    (iv) Establish claim to copyright subsisting in data first produced in the performance of this contract to the extent provided in subparagraph (c)(l) below.

(c)  Copyright.
     ---------

          (1) Data first produced in the performance of this contract. Unless provided otherwise subparagraph (d) below, the Contractor may establish, without prior approval of the Contracting Officer, claim to copyright subsisting in scientific and technical articles based on or containing data first produced in the performance of this contract and published in academic, technical or professional journals, symposia proceedings or similar works. The prior, express written. permission of the Contracting Officer is required to establish claim to copyright subsisting in all other data first produced in the performance of this contract. When claim to copyright is made, the Contractor shall affix the applicable copyright notices of 17 U.S.C. 401 or 402 and acknowledgment of Government sponsorship (including contract number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U. S. Copyright Office. For data other than computer software the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government. For computer software, the Contractor grants to the Government and others acting in its behalf, a paid-up nonexclusive, irrevocable worldwide license in such copyrighted computer software to reproduce, prepare derivative works, and perform publicly and display publicly by or on behalf of the Government.

          (2) Data not first produced in the performance of this contract. The Contractor shall not, without prior written. permission of the Contracting Officer, incorporate in data delivered under this contract any data not first produced in the performance of this contract and which contains the copyright notice of 17 U.S.C. 401 and 402, unless the Contractor identifies such data and grants to the Government, or acquires on its behalf, a license of the same scope as set forth in subparagraph (1) above; provided, however, that if such data are computer software the Government shall acquire a copyright license as set forth in subparagraph (g)(3) below if included in this contract or as otherwise may be provided in a collateral agreement incorporated in or made part of this contract.

          (3) Removal of copyright notices. The Government agrees not to remove any copyright notices place on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d)  Release, publication and use of data.
     -------------------------------------

          (1) The Contractor shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or unless otherwise provided below in this paragraph or expressly set forth in this contract.

          (2) The Contractor agrees that to the extent it receives or is given access to data necessary for the performance of this contract which contain restrictive markings, the Contractor shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the Contracting Officer.

          (3) The Contractor agrees not to establish claim to copyright in computer software first produced in the performance of this contract without prior written permission of the Contracting Officer. When such permission is granted, the Contracting Officer shall specify appropriate terms to assure dissemination of the software. The Contractor shall promptly deliver to the Contracting Officer or to the Patent Counsel designated by the Contracting Officer a duly executed and approved instrument fully confirmatory of all rights to which the Government is entitled, and other terms pertaining to the computer software to which claim to copyright is made.

(e)  Unauthorized marking of data.
     -----------------------------

          (1) Notwithstanding any other provisions of this contract concerning inspection or acceptance, if any data delivered under this contract are marked with the notices specified in subparagraphs (g)(2) or (g)(3) below and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this contract, the Contracting Officer may at any time either return the data to the Contractor, or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

               (i) The Contracting Officer shall make written inquiry to the contractor affording the Contractor 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

               (ii) If the Contractor fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will not longer be made subject to any disclosure prohibitions.

               (iii) If the Contractor provides written justification to substantiate the propriety of the markings within the period set in subdivision (i) above, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be canceled or ignore. If the Contracting Officer determines that the markings are authorized, the Contractor shall be so notified in writing. If the Contracting Officer determines, with concurrence of the Head of the Contracting Activity, that the markings are not authorized, the Contracting Officer shall furnish the Contractor a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Contractor files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer's decision. The Government shall continue to abide by the markings under this subdivision (iii) until final resolution of the matter either by the Contracting Officer's determination becoming final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

     (2) The time limits in the procedures set forth in subparagraph (1) above may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

     (3) This paragraph (e) does not apply if this contract is for a major system or for support of a major system by a civilian agency other than NASA and the U.S.

Coast Guard subject to the provisions of Title III of the Federal Property and Administrative Services Act of 1949.

     (4) Except to the extent the Government's action occurs as the result of final disposition of the matter by a court of competent jurisdiction, the Contractor is not precluded by this paragraph (e) from bringing a claim under the Contract Disputes Act, including pursuant to the Disputes clause of this contract, as applicable, that may arise as the result of the Government removing or ignoring authorized markings on data delivered under this contract.

(f)  Omitted or incorrect markings.
     ------------------------------

          (1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) below, or the copyright notice required by paragraph (c) above, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Contractor may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery of such data, permission to have notices placed on qualifying data at the Contractor's expense, and the Contracting Officer may agree to do so if the Contractor:

                    (i) Identifies the data to which the omitted notice is to be applied;

                    (ii) Demonstrates that the omission of the notice was inadvertent;

                    (iii) Establishes that the use of the proposed notice is authorized; and

                    (iv) Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

          (2) The Contracting Officer may also (i) permit correction at the Contractor's expense of incorrect notices if the Contractor identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized, or (ii) correct any incorrect notices.

(g)  Protection of limited rights data and restricted computer software.
     -------------------------------------------------------------------

          (1)  When data other than that-listed in subparagraphs (b)(1)(i),
(ii), and (iii) above are specified to be delivered under this contract and qualify as either limited rights data or restricted computer software, if the Contractor desires to continue protection of such data, the Contractor shall withhold such data and not furnish them to the Government under this Contract. As a condition to this withholding, the Contractor shall identify the data being withheld and furnish form, fit, and function data in lieu thereof. Limited rights data that are formatted as a computer data base for delivery to the Government is to be treated as limited rights data and not restricted computer software.

          (2)  [Reserved.]

          (3)  [Reserved.]

(h)  Subcontracting.
     ---------------

          The Contractor has the responsibility to obtain from its subcontractors all data and rights therein necessary to fulfill the Contractor's obligations to the Government under this contract. If a subcontractor refuses to accept terms affording the Government such rights, the Contractor shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with subcontract award without further authorization.

(i)  Relationship to patents.
     ------------------------

          Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government.

(j) The Contractor agrees, except as may be otherwise specified in this contract for specific data items listed as not subject to this paragraph, that the Contracting Officer or an authorized representative may, up to three years after acceptance of all items to be delivered under this contract, inspect at the Contractor's facility any data withheld pursuant to paragraph (g)(1) above, for purposes of verifying the Contractor's assertion pertaining to the limited rights or restricted rights status of the data or for evaluating work performance. Where the Contractor whose data are to be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection where made by a particular representative, the Contracting Officer shall designate an alternate inspector.

(End of clause)

                                 ALTERNATE II

     (g)(2) Notwithstanding subparagraph (g)(l) of this clause, the contract may identify and specify the delivery of limited rights data, or the Contracting Officer may require by written request the delivery of limited rights data that has been withheld or would otherwise be withholdable. If delivery of such data is so required, the Contractor may affix the following "Limited Rights Notice" to the data and the Government will thereafter treat the data, subject to the provisions of paragraphs (e) and (f) of this clause, in accordance with such
Notice:

                       LIMITED RIGHTS NOTICE (JUN 1987)

     (a) These data are submitted with limited rights under Government contract No. ________ (and subcontract No. ________, if appropriate). These data may be reproduced and used by the Government with the express limitation that they will not, without written permission of the Contractor, be used for purposes of manufacture nor disclosed outside the Government; except that the Government may disclose these data outside the Government for the following purposes, if any, provided that the Government makes such disclosure subject to prohibition against further use and disclosure:

     -[Agencies may list additional purposes as set forth in 27.404(d)(1) or if none, so state]

     (b) This Notice shall be marked on any reproduction of these data, in whole or in part.

(End of notice)

                                 ALTERNATE III

     (g)(3)(i) Notwithstanding subparagraph (g)(l) of this clause, the contract may identify and specify the delivery of restricted computer software, or the Contracting Officer may require by written request the delivery of restricted computer software that has been withheld or would otherwise be withholdable. If delivery of such computer software is so required, the Contractor may affix the following "Restricted Rights Notice" to the computer software and the Government will thereafter treat the computer software, subject to paragraphs (e) and (f) of this clause, in accordance with the Notice:

                      RESTRICTED RIGHTS NOTICE (JUN 1987)

     (a) This computer software is submitted with restricted rights under Government Contract No. ________ (and subcontract ________, if appropriate). It may not be used, reproduced, or disclosed by the Government except as provided in paragraph (b) of this Notice or as otherwise expressly stated in the contract.

     (b)  This computer software may be:

          (1) Used or copied for use in or with the computer or computers for which it was acquired, including use at any Government installation to which such computer or computed may be transferred;

          (2) Used or copied for use in a backup computer if any computer for which it was acquired is inoperative;

          (3)  Reproduced for safekeeping (archives) or backup purposes;

          (4) Modified, adapted, or combined with other computer software, provided that the modified, combined, or adapted portions of the derivative software incorporating restricted computer software are made subject to the same restricted rights;

          (5) Disclosed to and reproduced for use by support service Contractors in accordance with subparagraphs (b)(1) through (4) of this clause, provided the Government makes such disclosure or reproduction subject to these restricted rights; and

          (6) Used or copied for use in or transferred to a replacement computer.

          (c) Notwithstanding the foregoing, if this computer software is published copyrighted computer software, it is licensed to the Government, without disclosure prohibitions, with the minimum rights set forth in paragraph
(b) of this clause.

          (d) Any others rights or limitations regarding the use, duplication, or disclosure of this computer software are to be expressly stated in, or incorporated in, the contract.

          (e) This Notice shall be marked on any reproduction of this computer software, in whole or in part.

                                (End of notice)

           (ii) Where it is impractical to include the Restricted Rights Notice on restricted computer software, the following short-form Notice may be used in lieu thereof.

                           RESTRICTED RIGHTS NOTICE
                             SHORT FORM (JUN 1987)

     Use, reproduction, or disclosure is subject to restrictions set forth in Contract No. ___________ (and subcontract ___________ if appropriate) with _____________ (name of Contractor and subcontractor)."

                                (End of notice)

     (iii) If restricted computer software is delivered with the copyright notice of 17 U.S.C. 401, it will be presumed to be published copyrighted computer software licensed to the Government without disclosure prohibitions, with the minimum rights set forth in paragraph (b) of this clause, unless the Contractor includes the following statement with such copyright notice:
"Unpublished-rights reserved under the Copyright Laws of the United States."

                                (End of clause)

48 CFR 52.227-16 Additional Data Requirements

ADDITIONAL DATA REQUIREMENTS (JUN 1987)

     (a) In addition to the data (as defined in the clause at 52.227-14, Rights in Data-General clause or other equivalent included in this contract) specified elsewhere in this contract to be delivered, the Contracting Officer may, at any time during contract performance or within a period of 3 years after acceptance of all items to be delivered under this contract, order any data first produced or specifically used in the performance of this contract.

     (b) The Rights in Data-General clause or other equivalent included in this contract is applicable to all data ordered under this Additional Data Requirements clause. Nothing contained in this clause shall require the Contractor to deliver any data the withholding of which is authorized by the Rights in Data-General or other equivalent clause of this contract, or data which are specifically identified in this contract as not subject to this clause.

     (c) When data are to be delivered under this clause, the Contractor will be compensated for converting the data into the prescribed form, for reproduction, and for delivery.

     (d) The Contracting Officer may release the Contractor from the requirements of this clause for specifically identified data items at any time during the 3-year period set forth in paragraph (a) of this clause.

(End of clause)

48 CFR 52.227-23 Rights to Proposal Data

RIGHTS TO PROPOSAL DATA (TECHNICAL)(JUN 1987)

Except for data contained on pages ________, it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the "Rights in Data-General" clause contained in this contract) in and to the technical data contained in the proposal dated ____________ upon which this contract is based.

Attachment 1:

952.227-11 Patent Rights - Retention by the Contractor (short form)

      PATENT RIGHTS - RETENTION BY THE CONTRACTOR (SHORT FORM) (FEB 1995)

(a)  Definitions.

          (1) "Invention" means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant whip is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

          (2) "Made" when used in relation to any invention means the conception of first actual reduction to practice of such invention.

          (3) "Nonprofit organization" means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section

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

501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

          (4) "Practical application" means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that is benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

          (5) "Small business firm" means a small business concern as defined at section 2 of Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

          (6) "Subject invention" means any invention of the contractor conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41 (d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of contract performance.

          (7) "Agency licensing regulations" and "agency regulations concerning the licensing of Government-owned inventions" mean the Department of Energy patent licensing regulations at 10 CFR Part 781.

(b) Allocation of principal rights. The Contractor may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which the Contractor retains title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure; election of title, and filing of patent application by Contractor.

          (1) The Contractor will disclose each subject invention to the Department of Energy (DOE) within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure to DOE shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the DOE, the Contractor will promptly notify that agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

          (2) The Contractor will elect in writing whether or not to retain title to any such invention by notifying DOE within 2 years of disclosure to DOE. However, in any case where publication, on sale or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period for election of title may be shortened by DOE to a date that is no more than 60 days prior to the end of the statutory period.

          (3) The Contractor will file its initial patent application on a subject invention to which it elects to retain title within 1 year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor will file patent applications in additional countries or international patent offices within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy order.

          (4) Requests for extension of the time for disclosure, election, and filing under subparagraphs (c)(l), (2), and (3) of this clause may, at the discretion of the agency, be granted.

(d) Conditions when the Government may obtain title. The Contractor will convey to the Federal agency, upon written request, title to any subject invention -

          (1) If the Contractor fails to disclose or elect title to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain title; provided, that DOE may only request title within 60 days after learning of the failure of the Contractor to disclose or elect within the specified times.

          (2) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of the Federal agency, the Contractor shall continue to retain title in that country.

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

     (3) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum rights to Contractor and protection of the Contractor right to file.

     (1) The Contractor will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The Contractor's license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the Contractor is a party and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of the Federal agency, except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

     (2) The Contractor's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR Part 404 and agency licensing regulations. This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

     (3) Before revocation or modification of the license, DOE will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable regulations in 37 CFR Part 404 and agency regulations concerning the licensing of Government owned inventions, any decision concerning the revocation or modification of the license.

(f)  Contractor action to protect the Government's interest.

     (1) The Contractor agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the

Contractor elects to retain title, and (ii) convey title to DOE when requested under paragraph (d) of this clause and to enable the government to obtain patent protection throughout the world in that subject invention.

     (2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (c)(1) of this clause. The Contractor shall instruct such employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

     (3) The Contractor will notify DOE of any decision not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

     (4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement, "This invention was made with Government support under (identify the contract) awarded by the United States Department of Energy. The Government has certain rights in the invention."

(g)  Subcontracts.

     (1) The Contractor will include this clause, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or domestic nonprofit organization. The subcontractor will retain all rights provided for the Contractor in this clause, and the Contractor will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

     (2) The contractor shall include in all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work the patent rights clause at 952.227-13.

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

     (3) In the case of subcontracts, at any tier, DOE, subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and DOE with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes Act in connection with proceedings under paragraph (j) of this clause.

(h) Reporting on utilization of subject inventions. The Contractor agrees to submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received, by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceeding undertaken by that agency in accordance with paragraph (j) of this clause. As required by 35 U.S.C. 202(c)(4), DOE agrees it will not disclose such information to persons outside the Government without permission of the Contractor.

(i) Preference for United States industry. Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any product embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights. The Contractor agrees that, with respect to any subject invention in which it has acquired title, DOE has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency to require the Contractor, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and, if the Contractor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that - (1) Such action is necessary because the Contractor or assignee has not taken; or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use; (2) Such action is necessary to alleviate health or safety needs

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

which are not reasonably satisfied by the Contractor, assignee, or their licensees; (3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or (4) Such action is necessary because the agreement required by paragraph (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

(k) Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it agrees that -

     (1) Rights to a subject invention in the United States may not be assigned without the approval of the Federal agency, except where such assignment is made to an organization which has as one of its primary functions the management of inventions; provided, that such assignee will be subject to the same provisions as the Contractor;

     (2) The Contractor will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when DOE deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

     (3) The balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions will be utilized for the support of scientific research or education; and

     (4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms, and that it will give a preference to a small business firm when licensing a subject invention if the Contractor determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided, that the Contractor is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the Contractor. However, the Contractor agrees that the Secretary of Commerce may review the Contractor's licensing program and decisions regarding small business applicants, and the Contractor will negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when that Secretary's review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of this subparagraph (k)(4).

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

(l)  Communications.

     (1) The contractor shall direct any notification, disclosure, or request to DOE provided for in this clause to the DOE patent counsel assisting the DOE contracting activity, with a copy of the communication to the Contracting Officer.

     (2) Each exercise of discretion or decision provided for in this clause, except subparagraph (k)(4), is reserved for the DOE Patent Counsel and is not a claim or dispute and is not subject to the Contract Disputes Act of 1978.

     (3) Upon request of the DOE Patent Counsel or the Contracting Officer, the Contractor shall provide any or all of the following:

          (i) a copy of the patent application, filing date, serial number and title, patent number, and issue date for any subject invention in any country in which the contractor has applied for a patent;

          (ii) a report, not more often than annually, summarizing all subject inventions which were disclosed to DOE individually during the reporting period specified; or

          (iii) a report, prior to closeout of the contract, listing all subject inventions or stating that there were none.

(End of clause)

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

                                  APPENDIX D

                       GENERAL PROVISIONS FOR SUBAWARDS


1.   INTELLECTUAL PROPERTY PROVISIONS

     The patent and data provisions for this Subaward, found at Appendix C, are subject to revision upon the grant of an Advance Patent Waiver to IFC from DOE. If an Advanced Patent Waiver is submitted and not approved, as specified in 10 CFR Part 600.25(d), ADL may initiate a termination of this Subaward. Such initiation must include a notice to IFC in writing, specifying the reason for requesting the termination, the proposed effective date of the termination, and appropriate budget revision. Any resulting termination shall be in accordance with all applicable termination provisions of 10 CFR Part 600, and this Subaward.

2.   PROJECT SITE AND ACCESS

     a.   The project shall be performed principally at:
          A D. Little, Inc., Cambridge, MA

     b. At the request of the DOE Contracting Officer or Project Officer or IFC, ADL shall provide Government officials and interested members of the public, as determined by DOE, with access to the project site to observe project operations, except where access must be limited due to valid safety or security concerns. Pertaining to the interested members of the public, access may generally be restricted to certain areas such that proprietary information and expertise is not compromised, and ADL shall have access approval rights but shall not unreasonably withhold such approval. Such access shall be at reasonable times, be the subject of reasonable prior notice by DOE, and with reasonable limitations on the number of people during each visit.

3.   PROPERTY STANDARDS AND INVENTORY

     a. The uniform property standards governing management and disposition of property furnished by the Federal Government, or whose cost is charged to this financial assistance Subaward, are set forth in 10 CFR Part
          600.130 through 137. ADL shall observe these standards under this Subaward, and shall not impose additional requirements upon itself or its subrecipients, unless specifically required by federal statute or program regulations. The ADL may use its own property management standards and procedures, provided they conform to the standards at 10 CFR 600.130 through 137.

     b. If ADL acquires federally-owned property under this Subaward whether fabricated, furnished or purchased with Capital Equipment Funds, then a listing of such property shall be submitted on DOE Form 4300.3, Summary Report of DOE-Owned Plant & Capital Equipment, to the IFC Subcontract Administrator within thirty (30) days after February 28 of each year and within thirty (30) days after the project period ends. The report must separately identify items which were fabricated, furnished, or purchased with Capital Equipment Funds under this Subaward. ADL shall submit a final inventory listing as part of close out procedures.

4.   NONDISCRIMINATION

     This Subaward is subject to the provisions of 10 CFR 1040.4(b), Nondiscrimination in Federally Assisted Programs.

5.   PUBLIC ACCESS TO INFORMATION

     The ADL recognizes that any documents it submits to 1FC and/or DOE under this Subaward are subject to public disclosure under the Freedom of Information Act ("Act"), as amended, and the DOE Implementing Regulations (10 CFR 1004). The Act requires public access to information in DOE's possession, unless that information is protected under an exemption to the Act and does not require recipients, their subrecipients or their contractors to permit public access to their records. An exemption to the Act protects trade secrets and confidential, commercial and financial information submitted by ADL. Prior to responding to a request for ADL's information in the possession of DOE, DOE will obtain ADL's views on whether the information should be exempted.

7.   SUSPENSION AND TERMINATION

     a. Subawards may be suspended, or terminated in whole or in part, only if paragraph (a)(1), (2), (3), or (4) of this provision apply.

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

          1. By DOE and/or IFC, if ADL materially fails to comply with the terms and conditions of a Subaward, or is debarred from providing goods or services to the Federal Government. Normally, DOE and/or IFC action to suspend or terminate an award for cause will be taken only after DOE and/or IFC has informed ADL of any deficiency on its part and given an opportunity to correct it. However, DOE and/or IFC may immediately suspend or terminate the Subaward without prior notice when it believes such action is necessary to protect the interests of the Government.

          2. By DOE and /or IFC with the consent of ADL, in which case the two parties shall agree upon the termination conditions, including the effective date and, in the case of partial termination, the portion to be terminated.

          3. By DOE and/or IFC, if DOE and/or IFC has notice of or has reasonable cause to believe that ADL is insolvent due to facts which indicate the ADL is unable to pay its obligations as they mature in the ordinary course of business, or if ADL, its parent, or creditors of ADL, files a petition in bankruptcy against, or if a court of competent jurisdiction appoints a receiver, trustee, liquidator or conservator with control over the business affairs of ADL. In such instances, DOE and/or IFC may terminate the Subaward in whole or in part, or suspend payments, if it is determined in the best interests of DOE and/or IFC to do so.

          4. By ADL upon sending to DOE and/or IFC written notification setting forth the reasons for such termination, the effective date, and, in the case of partial termination, the portion to be terminated. However, if DOE and/or IFC determines in the case of a partial termination that the reduced or modified portion of the Subaward will not accomplish the purposes for which the Subaward was made, it may terminate the Subaward in its entirety under the paragraph (a)(1) or (2) of this provision.

     b. If costs are incurred under a Subaward , the responsibilities of ADL referred to in 10 CFR 600.171(a), including those property management as applicable, shall be considered in the termination of the Subaward, and provision shall be made for continuing responsibilities of ADL after termination, as appropriate.

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

8.   DECONTAMINATION AND/OR DECOMMISSIONING D&D COSTS

     Notwithstanding any other provisions of this Subaward, including but not limited to FAR 31.205-31, when applicable, as incorporated by Financial Assistance Rule 600.127 (a), the Government and/or IFC shall not be responsible for or have any obligation to the recipient for (i) Decontamination and/or Decommissioned (D&D) of any of ADUs facilities, or
     (ii) any costs which may be incurred by ADL in connection with the D&D if any of its facilities due to the performance of the work under this Agreement, whether said work was performed prior to or subsequent to the effective date of this Subaward.

9. PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS - SENSE OF CONGRESS - FISCAL YEAR 1997

     It is the sense of Congress that, to the greatest extent practicable, all equipment and products purchased with fiends made available under this Subaward should be American-made.

10.  PARTIAL FUNDING

     This Subaward is partially funded on a cost reimbursement basis without fee or profit. The total estimated cost of the project to be conducted is $2,331,653 of which the estimated cost to IFC is $1,746,335 and the estimated cost to ADL is $585,318. The cumulative IFC obligation for the budget period through February 28, 1998 is $220,000. ADL shall not be obligated to continue performance of the project beyond the total funding of $220,000 provided, however, that once the cumulative IFC obligations for the current budget period shall be increased to a total of $1,746,335, ADL shall be expected to bring the project to its conclusion within the amount of $2,331,653 and there is no commitment by IFC to provide any additional funding to ADL.

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

                           U.S. DEPARTMENT OF ENERGY
                     NOTICE OF FINANCIAL ASSISTANCE AWARD
                         (See Instructions on Reverse)

Under the authority of Public Law 95-91, U.S. Department of Energy Organization Act and subject to legislation, regulations and policies applicable to (cite legislative program title): Advanced Automotive Technologies and Transportation Technologies

---------------------------------------------------------------------------------------------------------------------------------
1.   PROJECT TITLE                                                       2.  INSTRUMENT TYPE
     Development of Second Generation Scroll Compressor
     Expander Module for PEM Fuel Cell Pressurization                           [_] GRANT      [X] COOPERATIVE AGREEMENT
---------------------------------------------------------------------------------------------------------------------------------
3.   RECIPIENT (Name, address, zip code, area code and telephone no.)    4.  INSTRUMENT NO.            5. AMENDMENT NO.
                                                                         --------------------------------------------------------
     Arthur D. Little, Inc.                                              6.  BUDGET  FROM: 09/30/1997  7. BUDGET  FROM: 09/301997
     Acorn Park
     Cambridge, MA 02140-2390      [(617) 498-5636]
---------------------------------------------------------------------------------------------------------------------------------
8.   RECIPIENT PROJECT DIRECTOR (Name and telephone no.)                 10. TYPE OF AWARD
     John T. Dieckmann    [(617) 496-5818]
---------------------------------------------------------------------    [_] New           [_] Continuation          [_] Renewal
9.   RECIPIENT BUSINESS OFFICER (Name and telephone no.)                 [X] Revision      [_] Supplement            [_] Other
     Judith Blinn       [(617-498-5636]

------------------------------------------------------------------------------------------------------------------------------------
11.  DOE PROJECT OFFICER (Name, address, zip code, telephone no.)        12. ADMINISTERED FOR DOE BY
                                                                             (Name, address, zip code, telephone no.)

     Steven G. Chalk       U.S. Department of Energy                     Denise Clarke                          (630) 252-2107
     EE-32                 1000 Independence Ave., S.W.                  U.S. Department of Energy/ACQ
     202/586-3388          Washington, DC 20585-0121                     9800 South Cass Avenue
                                                                         Argonne, IL 60439
------------------------------------------------------------------------------------------------------------------------------------
13. RECIPIENT TYPE
                  [_] STATE GOV'T     [_] INDIAN TRIBAL GOV'T     [_] HOSPITAL         [X] FOR PROFIT        [_]  INDIVIDUAL
                                                                                           ORGANIZATION           ------------------

                  [_] LOCAL GOV'T     [_] INSTITUTION OF          [_] OTHER NONPROFIT                        [_]  OTHER (Specify)
                                          HIGHER EDUCATION            ORGANIZATION     [X] C [_] P  [_] SP        ------------------
------------------------------------------------------------------------------------------------------------------------------------
14. ACCOUNTING AND APPROPRIATIONS DATA                                                                      15. EMPLOYER I.D.
                                                                                                                NUMBER/SSN
----------------------------------------------------------------------------------------------------------      04-1549700
 a. Appropriation Symbol             b. B & R Number                  c. FT/AFP/OC           d. CFA Number
------------------------------------------------------------------------------------------------------------------------------------
             N/A                             N/A                            N/A                   N/A
------------------------------------------------------------------------------------------------------------------------------------
16. BUDGET AND FUNDING INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
a.  CURRENT BUDGET PERIOD INFORMATION                                       b. CUMULATIVE DOE OBLIGATIONS
------------------------------------------------------------------------------------------------------------------------------------
(1) DOE Funds Obligated This Action                        $      0.00      (1) This Budget Per Period
                                                           -----------
(2) DOE Funds Authorized for Carry Over                    $      0.00           [Total of lines a.(1) and a.(3)]  ____________
                                                           -----------
(3) DOE Funds Previously Obligated in this Budget Period   ___________
(4) DOE Share of Total Approved Budget                     ___________      (2) Prior Budget Periods               ____________
(5) Recipient Share of Total Approved Budget               ___________
(6) Total Approved Budget                                  ___________      (3) Project Period to Date
                                                                                 [Total of lines b.(1) and b.(2)]  ____________

------------------------------------------------------------------------------------------------------------------------------------
17. TOTAL ESTIMATED COST OF PROJECT    N/A
                                      ------------------------

    (This is the current estimated cost of the project. It is not a promise to award nor an authorization to expend funds in this amount.)
------------------------------------------------------------------------------------------------------------------------------------
18. AWARD/AGREEMENT TERMS AND CONDITIONS
This award/agreement consists of this form plus the following:__________________________
a.  Special terms and conditions (if grant) or schedule, general provisions, special provisions (if cooperative agreement)
b.  Applicable program regulations (specify     N/A                         (Date)
                                            -----------------------------         _______________________________
c.  DOE Assistance Regulations, 10 CFR Part-600, as amended Subparts A and    [X] B (Other than State and Local Governments) or
                                                                              [_] C (State and Local Governments)
d.  Application/proposal dated     3/14/97                     , [X] as submitted         [_] with changes as negotiated
------------------------------------------------------------------------------------------------------------------------------------
9. REMARKS

See attached Page No. 2 of this Notice of Financial Assistance Award.
------------------------------------------------------------------------------------------------------------------------------------
20. EVIDENCE OF RECIPIENT ACCEPTANCE                                          21. AWARDED BY

/s/ Judith Blinn                                  8/21/98              /s/ Renee L. Irwin                              Jun 17 1998
-----------------------------------------------------------            ------------------------------------------------------------
(Signature of Authorized Recipient Official)      (Date)                            (Signature)                         (Date)

    Judith Blinn                                                           Renee L. Irwin
-----------------------------------------------------------            -------------------------------------------------------------
                  (Name)                                                            (Name)

                                                                           Acquisition and Assistance Group

    Contracting Officer                                                          Contracting Officer
-----------------------------------------------------------            -------------------------------------------------------------
                  (Title)                                                           (Title)

                              Amendment No. M002
                              Cooperative Agreement No.
                              Page No. 2

19.      REMARKS

     Effective for performance under this grant on or after the effective date of this amendment:

     a.  The Federal Assistance Reporting Checklist, dated March 12, 1997 (Rev.
         1), attached hereto, is substituted for the Federal Assistance Reporting Checklist, dated March 12, 1997, previously incorporated into this agreement.

     b. The Intellectual Property Provisions - Assistance for LARGE BUSINESS, STATE AND LOCAL ORGANIZATIONS (Research, Development or Demonstration), coded GLB-697, previously incorporated into this agreement, are revised as follows:

         (i) The clause in Attachment 1, 52.227-12 Patent Rights - Waiver (JUL 1996), as modified by 10 CFR 784, DOE Patent Waiver Regulations, is substituted for Clause 04., 48 CFR 952.227-13, Patent Rights - Acquisition by the Government (FEB 1995); and

         (ii) For Clause 05. Rights in Data - General, substitute the language for Alternate II and Alternate III specified in Attachment 2 for that presently used in the clause and add paragraph (k) in Attachment 3.

     All other terms and conditions remain unchanged.

                           U.S. Department of Energy
                    FEDERAL ASSISTANCE REPORTING CHECKLIST

------------------------------------------------------------------------------------------------------------------------------------
1.  Identification Number:                                               2.  Program/Project Title: Development of Second Generation
        DE-FC02-97EE50487                                                    Scroll Compressor Expander Module for PEM Fuel Cell
                                                                             Pressurization
------------------------------------------------------------------------------------------------------------------------------------
Recipient:  Arthur D. Little, Inc.
            John T. Dieckmann
------------------------------------------------------------------------------------------------------------------------------------
Reporting Requirements:                                                  Frequency        No. of Copies           Addresses
                                                                       -------------------------------------------------------------
Program/Project Management Reporting                                                                        See Block 5 Below
                                                                       -------------------------------------------------------------
[_]  DOE F  46CC.3. "Federal Assistance Milestone Plan"                         Y              Orig. + 2    Orig. B, C, & D
                                                                       -------------------------------------------------------------
[_]  DOE F  4600.3A. "Milestone Log"                                            M              Orig. + 2    Orig. B, C, & D
                                                                       -------------------------------------------------------------
[_]  DOE F 4600.4.  "Federal Assistance Budget Information                      A              Orig. + 2    Orig. B, C, & D
                                                                       -------------------------------------------------------------
[_]  Program Management Plan (See Attachment 1)                                 Y              Orig. + 4    Orig. B, 2cy to C & D
                                                                       -------------------------------------------------------------
[_]  DOE F 4600.5. "Federal Assistance Program/Project Status Report"           M              Orig. + 2    Orig. B, C, & D
                                                                       -------------------------------------------------------------
[_]  SF-269A, "Financial Status Report" Long Form                               M              Orig. + 2    Orig. B, C, & E
                                                                       -------------------------------------------------------------
TECHNICAL INFORMATION REPORTING
                                                                       -------------------------------------------------------------
[_]  Biweekly Technical Progress Report
                                                                       -------------------------------------------------------------
[_]  Technical Progress Report**                                                Q              Orig. + 4    Orig. + 1 cy B, 2 C, 1 D
                                                                       -------------------------------------------------------------
[_]  Topical Report**                                                           A              Orig. + 4    Orig. + 1 cy B, 2 C, 1 D
                                                                       -------------------------------------------------------------
[X]  Final Technical Report**                                                   F              Orig. + 4    Orig. + 1 cy B, 2 C, 1 D
                                                                       -------------------------------------------------------------
[X]  Review Meeting Agenda 10 days prior to any Meeting                         Q              Orig. + 2    Orig. B C & D
------------------------------------------------------------------------------------------------------------------------------------
FREQUENCY CODES AND DUE DATES:

A.  ______ Necessary within 5 calendar days after events.

F.  Final 90 calendar days after the performance of the effort ends.

Q.  Quarterly: within 30 days after end of calendar quarter or portion thereof.

O.  One time after project starts; within 30 days after award.

X. Required with proposals or the application or with significant planning changes.

Y. Yearly; 30 days after the end of program year. (Financial Status Reports 90 days).

S.  Semiannually; within 30 days after end of program fiscal half year.
------------------------------------------------------------------------------------------------------------------------------------
__. Special Instructions:

A.  All scientific, technical documents, and technical reports i.e., monthly, quarterly, annual progress reports, periodic scientific, topical, final report, and conference papers shall be submitted with 2 copies of DOE Form 1332.15, Recommendations
                                                                                                                   ---------------
    for the Announcement and Distribution of Department of Energy (DOE) Scientific and Technical (STI).
    --------------------------------------------------------------------------------------------------

B.  MAIL REPORTS TO:  Original - Contracting Officer
                         U.S. Department of Energy
                         Chicago Operations Office
                         9800 South Cass Avenue
                         Argonne, Illinois 60439

C.  Steve Chalk, EE-32                D.  Gary Henriksen                           E.  Financial Service Group
    Department of Energy                  Argonne National Laboratory                  Department of Energy
    1000 Independence Avenue              Building No. 205                             9800 S. Cass Avenue
    Washington, DC 20585-0121             Argonne, Illinois 60439                      Argonne, Illinois 60439

--------------------------------------------------------------------------------
6.  Prepared by: (Signature and Date)    7.  Reviewed by: (Signature and Date)

    /s/   James Miller   3-12-97             /s/   James Miller      3-12-97
--------------------------------------------------------------------------------

                                 Attachment 1

Replaces


               Clause No. 04., 48 C.F.R. 952.227-13 Patent Rights

52.227-l2 Patent Rights - Waiver (JUL 1996), as modified by 10 C.F.R. 784, DOE Patent Waiver Regulations

PATENT RIGHTS - WAIVER (JUL 1996)

(a) Definitions. As used in this clause:

Background patent means a domestic patent covering an invention or discovery which is not a Subject Invention and which is owned or controlled by the Contractor at any time through the completion of this contract: (i) Which the Contractor, but not the Government, has the right to license to others without obligation to pay royalties thereon, and (ii) Infringement of which cannot reasonably be avoided upon the practice of any specific process, method, machine, manufacture or composition of matter (including relatively minor modifications thereof) which is a subject of the research, development, or demonstration work performed under this contract.

Contract means any contract, grant, agreement, understanding, or other arrangement, which includes research, development, or demonstration work, and includes any assignment or substitution of parties.

DOE patent waiver regulations means the Department of Energy patent waiver regulations at 10 CFR Part 784.

Invention as used in this clause, means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code or any novel variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

Made when used in relation to any invention means the conception or first actual reduction to practice of such invention.

Nonprofit organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S. C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

Patent Counsel means the Department of Energy Patent Counsel assisting the procuring activity.

Practical application means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system: and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

Secretary means the Secretary of Energy.

Small business firm means a small business concern as defined at Section 2 of the Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

Subject invention means any invention of the Contractor conceived or first actually reduced to practice to the course of or under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act (7 U.S.C. 2401(d)) must also occur during the period of contract performance.

(b) Allocation of principal rights. Whereas DOE has granted a waiver of rights to subject inventions to the Contractor, the Contractor may elect to retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. (S)(S)202 and 203. With respect to any subject invention in which the Contractor elects to retain title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and tiling of patent applications by Contractor.

( l) The Contractor shall disclose each subject invention to the Patent Counsel within six months after conception or first actual reduction to practice, whichever occurs first in the course of or under this contract, but in any event, prior to any sale, public use, or public disclosure of such invention known to the Contractor. The disclosure to the Patent Counsel shall be in the form of a written report and shall identify the inventors and the contract under which the invention was made. It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the Patent Counsel, the Contractor shall promptly notify the Patent Counsel of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.


(2) The Contractor shall elect in writing whether or not to retain title to any such invention by notifying the Patent Counsel at the time of disclosure or within 8 months of disclosure, as to those countries (including the United States) in which the Contractor will retain title; provided, that in any case where publication, on sale, or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period of election of title may be shortened by the Agency to a date that is no more than 60 days prior to the end of the statutory period. The Contractor shall notify the Patent Counsel as to those countries (including the United States) in which the Contractor will retain title not later than 60 days prior to the end of the statutory period.

(3) The Contractor shall file its United States patent application on an elected invention within 1 year after election, but not later than at least 60 days prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor shall file patent applications in additional countries (including the European Patent Office and under the Patent Cooperation Treaty) within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where foreign filing has been prohibited by a Secrecy Order.

(4) Requests for extension of the time for disclosure to the Patent Counsel, election, and filing may, at the discretion of DOE, be granted, and will normally be granted unless the Patent Counsel has reason to believe that a particular extension would prejudice the Government's interest.

(d) Conditions when the Government may obtain title notwithstanding an existing waiver. The Contractor shall convey to DOE, upon written request, title to any subject invention--

(1) If the Contractor elects not to retain title to a subject invention;

(2) If the Contractor fails to disclose or elect the subject invention within the times specified in paragraph (c) of this clause (provided that DOE may only request title within 60 days after learning of the Contractor's failure to report or elect within the specified times);

(3) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has tiled a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of DOE, the Contractor shall continue to retain title in that country;

(4) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention; or

(5) If the waiver authorizing the use of this clause is terminated as provided in paragraph (p) of this clause.

(e) Minimum rights to Contractor when the Government retains title.

(1 ) The Contractor shall retain a nonexclusive, royalty-free license throughout the world in each subject invention to which the Government obtains title under paragraph (d) of this clause except if the Contractor fails to disclose the subject invention within the times specified in paragraph (c) of this clause. The Contractor's license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Contractor is a part and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

(2) The Contractor's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions in 37 CFR part 404 and DOE licensing regulations. This license shall not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

(3) Before revocation or modification of the license, DOE shall furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor shall be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable agency licensing regulations and 37 CFR part 404 concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.

(f) Contractor action to protect the Government's interest.

(1) The Contractor agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to:

(i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and

(ii) convey title to DOE when requested under paragraphs (d) and (n)(2) of this clause, and to enable the Government to obtain patent protection throughout the world in that subject invention.

(2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum. the information required by paragraph (c)(1) of this clause. The Contractor shall instruct such employees through employee agreements or other suitable educational programs on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3) The Contractor shall notify DOE of any decision not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

(4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement: "This invention was made with Government support under (identify the contract) awarded by DOE. The Government has certain rights in this invention."

(5) The Contractor shall establish and maintain active and effective procedures to assure that subject inventions are promptly identified and disclosed to Contractor personnel responsible for patent matters within 6 months of conception and/or first actual reduction to practice, whichever occurs first in the course of or under this contract. These procedures shall include the maintenance of laboratory notebooks or equivalent records and other records as are reasonably necessary to document the conception and/or the first actual reduction to practice of subject inventions, and records that show that the procedures for identifying and disclosing the inventions are followed. Upon request, the Contractor shall furnish the Patent Counsel a description of such procedures for evaluation and for determination as to their effectiveness.

(6) The Contractor agrees, when licensing a subject invention, to arrange to avoid royalty charges on acquisitions involving Government funds, including funds derived through Military Assistance Program of the Government or otherwise derived through the Government; to refund any amounts received as royalty charges on the subject invention in acquisitions for, or on behalf of, the Government; and to provide for such refund in any instrument transferring rights in the invention to any party.

(7) The Contractor shall furnish the Patent Counsel the following:

(i) Interim reports every 12 months (or such longer period as may be specified by the Patent Counsel) from the date of the contract, listing subject inventions during that period and certifying that all subject inventions have been disclosed or that there are no such inventions.

(ii) A final report, within 3 months after completion of the contracted work, listing all subject inventions or certifying that there were no such inventions, and listing all subcontracts at any tier containing a patent rights clause or certifying that there were no such subcontracts.

(8) The Contractor shall promptly notify the Patent Counsel in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Patent Counsel, the Contractor shall furnish a copy of such subcontract, and no more frequently than annually, a listing of the subcontracts that have been awarded.

(9) The Contractor shall provide, upon request, the filing date, serial number and title, a copy of the patent application (including an English-language version if filed in a language other than English), and patent number and issue date for any subject invention for which the Contractor has retained title.

(10) Upon request, the Contractor shall furnish the Government an irrevocable power to inspect and make copies of the patent application file.

(g) Subcontracts.

(1) Unless otherwise directed by the Contracting Officer, the Contractor shall include the clause at 43 CFR 952.227-11, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or nonprofit organization, except where the work of the subcontract is subject to an Exceptional Circumstances Determination by DOE. In all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work, the Contractor shall include the patent rights clause at 48 CFR 952.227-13 (suitably modified to identify the parties).

(2) The Contractor shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

(3) In the case of subcontractors at any tier, the Department, the subcontractor, and Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and the Department with respect to those matters covered by this clause.

(4) The Contractor shall promptly notify the Contracting Officer in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Contracting Officer, the Contracting Officer shall furnish a copy of such subcontract, and, no more frequently than annually, a listing of the subcontracts that have been awarded.

(h) Reporting on utilization of subject inventions. The Contractor agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor and any of its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceedings undertaken by DOE in accordance with paragraph (j) of this clause. To the extent data or information supplied under this paragraph is considered by the Contractor, its licensee or assignee to be privileged and confidential and is so marked, DOE agrees that, to the extent permitted by law, it shall not disclose such information to persons outside the Government.

(i) Preference for United States industry. Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any products embodying the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights.

The Contractor agrees that with respect to any subject invention in which it has acquired title, DOE has the right in accordance with the procedures in 48 CFR 27.304-1(g) to require the Contractor, an assignee, or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Contractor, assignee, or exclusive licensee refuses such a request. DOE has the right to grant such a license itself if DOE determines that--

(1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

(2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

(3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

(4) Such action is necessary because the agreement required by paragraph (1) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

(k) Background Patents.

(1) The Contractor agrees:

(i) to grant to the Government a royalty-free, nonexclusive license under any Background Patent for purposes of practicing a subject of this contract by or for the Government in research, development, and demonstration work only.

(ii) that, upon written application by DOE, it will grant to responsible parties for purposes of practicing a subject of this contract, nonexclusive licenses under any Background Patent on terms that are reasonable under the circumstances. If, however, the Contractor believes that exclusive or partially exclusive rights are necessary to achieve expeditious commercial development or utilization, then a request may be made to DOE for DOE approval of such licensing by the Contractor.

(2) Notwithstanding paragraph (k)(1)(ii) the Contractor shall not be obligated to license any Background Patent if the Contractor demonstrates to the satisfaction of the Secretary or his designee that:

(i) a competitive alternative to the subject matter covered by said Background Patent is commercially available from one or more other sources; or

(ii) the Contractor or its licensees are supplying the subject matter covered by said Background Patent in sufficient quantity and at reasonable prices to satisfy market needs, or have taken effective steps or within a reasonable time are expected to take effective steps to so supply the subject matter.

(1) Communications. All reports and notifications required by this clause shall be submitted to the Patent Counsel unless otherwise instructed.

(m) Other inventions. Nothing contained in this clause shall be deemed to grant to the Government any rights with respect to any invention other than a subject invention, except with respect to Background Patents, above.

(n) Examination of records relating to inventions.

(1) The Contracting Officer or any authorized representative shall, until 3 years after final payment under this contract, have the right to examine any books (including laboratory notebooks), records, and documents of the Contractor relating to the conception or first actual reduction to practice of inventions in the same field of technology as the work under this contract to determine whether--

(i) Any such inventions are subject inventions;

(ii) The Contractor has established and maintains the procedures required by paragraphs (f)(2) and (f)(5) of this clause; and

(iii) The Contractor and its inventor have complied with the procedures.

(2) If the Contracting Officer determines that an inventor has not disclosed a subject invention to the Contractor in accordance with the procedures required by paragraph (f)(5) of this clause, the Contracting Officer may, within 60 days after the determination, request title in accordance with paragraphs (d)(2) and
(d)(3) of this clause. However, if the Contractor establishes that the failure to disclose did not result from the Contractor's fault or negligence, the Contracting Officer shall not request title.

(3) If the Contracting Officer learns of an unreported Contractor invention which the Contracting Officer believes may be a subject invention, the Contractor may be required to disclose the invention to DOE for a determination of ownership rights.

(4) Any examination of records under this paragraph shall be conducted in such a manner as to protect the confidentiality of the information involved.

(o) Withholding of payment. NOTE: This paragraph does not apply to subcontracts or grants.

(1) Any time before final payment under this contract, the Contracting Officer may, in the Government's interest, withhold payment until a reserve not exceeding $50,000 or percent of the amount of the contract, whichever is less, shall have been set aside if, in the Contracting Officer's opinion, the Contractor fails to-- (i) Establish, maintain, and follow effective procedures for identifying and disclosing subject inventions pursuant to paragraph (f)(5) of this clause: (ii) Disclose any subject invention pursuant to paragraph (c)(l) of this clause; (iii) Deliver acceptable interim reports pursuant to paragraph
(f)(7)(i) of this clause; or (iv) Provide the information regarding subcontracts pursuant to paragraph (f)(6) of this clause; (v) Convey to the Government, using a DOE-approved form, the title and/or rights of the Government in each subject invention as required by this clause.

(2) Such reserve or balance shall be withheld until the Contracting Officer has determined that the Contractor has rectified whatever deficiencies exist and has delivered all reports, disclosures, and other information required by this clause.

(3) Final payment under this contract shall not be made before the Contractor delivers to the Patent Counsel all disclosures of subject inventions required by paragraph (c)(1) of this clause, an acceptable final report pursuant to paragraph (f)(7)(ii) of this clause, and all past due confirmatory instruments, and Patent Counsel has issued a patent clearance certification to the Contracting Officer.

(4) The Contracting Officer may decrease or increase the sums withheld up to the maximum authorized above. If the maximum amount authorized above is already being withheld under other provisions of the contract, no additional amount shall be withheld under this paragraph. The withholding of any amount or the subsequent payment thereof shall not be construed as a waiver of any Government right.

(p) Waiver Terminations. Any waiver granted to the Contractor authorizing the use of this clause (including any retention of rights pursuant thereto by the Contractor under paragraph (b) of this clause may be terminated at the discretion of the Secretary or his designee in whole or in part, if the request for waiver by the Contractor is found to contain false material statements or nondisclosure of material facts, and such were specifically relied upon by DOE in reaching the waiver determination. Prior to any such termination, the Contractor will be given written notice stating the extent of such proposed termination and the reasons therefor, and a period of 30 days, or such longer period as the Secretary or his designee shall determine for good cause shown in writing, to show cause why the waiver of rights should not be so terminated. Any waiver termination shall be subject to the Contractor's minimum license as provided in paragraph (e) of this clause.

(q) Atomic Energy. No claim for pecuniary award or compensation under the provisions of the Atomic Energy Act of 1954, as amended, shall be asserted by the Contractor or its employees with respect to any invention or discovery made or conceived in the course of or under this contract.

(r) Publication. It is recognized that during the course of work under this contract, the contractor or its employees may from time to time desire to release or publish information regarding scientific or technical developments conceived or first actually reduced to practice in the course of or under this contract. In order that public disclosure of such information will not adversely affect the patent interests of DOE or the contractor, approval for release of publication shall be secured from Patent Counsel prior to any such release or publication. In appropriate circumstances, and after consultation with the contractor, Patent Counsel may waive the right of prepublication review.

(s) Forfeiture of rights in unreported subject inventions.

(1) The Contractor shall forfeit and assign to the Government, at the request of the Secretary of Energy or designee, all rights in any subject invention which the contractor fails to report to Patent Counsel within six months after the time the contractor: (i) Files or causes to be filed a United States or foreign patent application thereon; or (ii) Submits the final report required by paragraph (e)(2)(ii) of this clause, whichever is later.

(2) However, the Contractor shall not forfeit rights in a subject invention if, within the time specified in paragraph (m)(1) of this clause, the contractor:
(i) Prepares a written decision, based upon a review of the record that the invention was neither conceived nor first actually reduced to practice in the course of or under the contract and delivers the decision to Patent Counsel, with a copy to the Contracting Officer; or (ii) Contending that the subject invention is not a subject invention, the contractor nevertheless discloses the subject invention and all facts pertinent to this contention to the Patent Counsel, with a copy to the Contracting Officer, or (iii) Establishes that the failure to disclose did not result from the contractor's fault or negligence.

(3) Pending written assignment of the patent application and patents on a subject invention determined by the Contracting Officer to be forfeited (such determination to be a Final Decision under the Disputes clause of this contract), the contractor shall be deemed to hold the invention and the patent applications and patents pertaining thereto in trust for the Government. The forfeiture provision of this paragraph shall be in addition to and shall not supersede any other rights and remedies which the Government may have with respect to subject inventions.

(t) U S. COMPETITIVENESS. The Contractor agrees that any products embodying any waived invention or produced through the use of any waived invention will be manufactured substantially in the United States unless the Contractor can show to the satisfaction of the DOE that it is not commercially feasible to do so. The Contractor further agrees to make the above condition, binding on any assignees or licensees or any entity otherwise acquiring rights to any waived invention, including subsequent assignees or licensees. Should the Contractor or other such entity receiving rights in any waived invention undergo a change in ownership amounting to a controlling interest, then the waiver, assignment, license or other transfer of rights in the waived invention is suspended until approved in writing by DOE. In the event DOE agrees to foreign manufacture, there will be a requirement that the Government's support of the technology be recognized in some appropriate manner, e.g., recoupment of the government's investment, etc.

(End of clause)

                                 Attachment 2

ALTERNATE II

(g)(2) Notwithstanding subparagraph (g)(1) of this clause, the contract may identify and specify the delivery of limited rights data, or the Contracting Officer may require by written request the delivery of limited rights data that has been withheld or would otherwise be withholdable. If delivery of such data is so required, the Contractor may affix the following "Limited Rights Notice" to the data and the Government will thereafter treat the data, subject to the provisions of paragraph (e) and (f) of this clause, in accordance with such
Notice:

LIMITED RIGHTS NOTICE (JUN 1987)

(a) These data are submitted with limited rights under Government contract No.
(and subcontract No.   , if appropriate).  These data may be reproduced and used
by the Government with the express limitation that they will not, without written permission of the Contractor, be used for purposes of manufacture nor disclosed outside the Government; except that the Government may disclose these data outside the Government for the following purposes, if any, provided that the Government makes such disclosure subject to prohibition against further use and disclosure:

(i) Use (except for manufacture) by support service contractors.

(ii) Evaluation by nongovernment evaluators.

(iii) Use (except for manufacture) by other contractors participating in the Government's program of which the specific contract is a part, for information and use in connection with the work performed under each contract.

(b) This Notice shall be marked on any reproduction of these data, in whole or in part.

(End of notice)

ALTERNATE III

(g)(3)(i) Notwithstanding subparagraph (g)(1) of this clause, the contract may identify and specify the delivery of restricted computer software, or the Contracting Officer may require by written request the delivery of restricted computer software that has been withheld or would otherwise be withholdable. If delivery of such computer software is so required, the Contractor may affix the following "Restricted Rights Notice" to the computer software and the Government will thereafter treat the computer software, subject to paragraphs (e) and (f) of this clause, in accordance with the Notice:

RESTRICTED RIGHTS NOTICE (JUN 1987)

(a) This computer software is submitted with restricted rights under Government
Contract No. (and subcontract   , if appropriate).  It may not be used,
reproduced, or disclosed by the Government except as provided in paragraph (b) of this Notice or as otherwise expressly stated in the contract.

(b) This computer software may be:

(1) Used or copied for use in or with the computer or computers for which it was acquired, including use at any Government installation to which such computer or computers may be transferred;

(2) Used or copied for use in a backup computer if any computer for which it was acquired is inoperative;

(3) Reproduced for safekeeping (archives) or backup purposes;

(4) Modified, adapted, or combined with other computer software, provided that the modified, combined, or adapted portions of the derivative software incorporating restricted computer software are made subject to the same restricted rights;

(5) Disclosed to and reproduced for use by support service Contractors in accordance with subparagraphs (b)(1) through (4) of this clause, provided the Government makes such disclosure or reproduction subject to these restricted rights; and

(6) Used or copied for use in or transferred to a replacement computer.

(c) Notwithstanding the foregoing, if this computer software is published copyrighted computer software, it is licensed to the Government, without disclosure prohibitions, with the minimum rights set forth in paragraph (b) of this clause.

(d) Any other rights or limitations regarding the use, duplication, or disclosure of this computer software are to be expressly stated in, or incorporated in, the contract.

(e) This Notice shall be marked on any reproduction of this computer software, in whole or in part.

(End of notice)

(ii) Where it is impractical to include the Restricted Rights Notice on restricted computer software, the following short-form Notice may be used in lieu thereof:

RESTRICTED RIGHTS NOTICE SHORT FORM (JUN 1987)

"Use, reproduction, or disclosure is subject to restrictions set forth in Contract No. (and subcontract, if appropriate) with (name of Contractor and subcontractor)."

(End of notice)

(iii) If restricted computer software is delivered with the copyright notice of 17 U.S. C. 401, it will be presumed to be published copyrighted computer software licensed to the Government without disclosure prohibitions, with the minimum rights set forth in paragraph (b) of this clause, unless the Contractor includes the following statement with such copyright notice: "Unpublished-rights reserved under the Copyright Laws of the United States."

                                  Attachment 3

Alternate VI, Contractor Licensing

As prescribed at 48 CFR 927 404(l) insert Alternate VI to require the contractor to license data regarded as limited rights data or restricted computer software to DOE and third parties at reasonable royalties upon request by the Department of Energy.

(k) Contractor Licensing. Except as may be otherwise specified in this contract as data not subject to this paragraph, the contractor agrees that upon written application by DOE, it will grant to the Government and responsible third parties, for purposes of practicing a subject of this contract, a nonexclusive license in any limited rights data or restricted rights software on terms and conditions reasonable under the circumstances including appropriate provisions for confidentiality; provided, however, the contractor shall not be obligated to license any such data if the contractor demonstrates to the satisfaction of the Secretary of Energy or designee that:

(1) Such data are not essential to the manufacture or practice of hardware designed or fabricated, or processes developed, under this contract;

(2) Such data, in the form of results obtained by their use, have a commercially competitive alternate available or readily introducible from one or more other sources;

(3) Such data, in the form of results obtained by their use, are being supplied by the contractor or its licensees in sufficient quantity and at reasonable prices to satisfy market needs, or the contractor or its licensees have taken effective steps or within a reasonable time are expected to take effective steps t so supply such data in the form of results obtained by their use; or

(4) Such data, in the form of results obtained by their use, can be furnished by another firm skilled in the art of manufacturing items or performing processes of the same general type and character necessary to achieve the contract results.

The paragraph (k) will be included in all subcontracts for research, development or demonstration, at any tier, other than subcontracts with domestic small businesses and nonprofit organizations.

                          STATEMENT OF CONSIDERATIONS

     ADVANCE CLASS WAIVER OF PATENT RIGHTS FOR
     TECHNOLOGY DEVELOPED UNDER DOE FUNDING
     AGREEMENTS RELATING TO DOE'S INTEGRATED FUEL
     CELL SYSTEMS AND COMPONENTS FOR
     TRANSPORTATION AND BUILDINGS W(C)-97-005

     The Department of Energy is providing federal assistance for research on fuel cell technology directed toward transportation and buildings applications under its Integrated Fuel Cell Systems and Components for Transportation and Buildings Programs (IFCS). To date a total of 22 separate awards have been made under these Programs. This advance class waiver is intended to apply to inventions of all current and future contractors and subcontractors participating in the IFCS Program, regardless of tier, except participants eligible to obtain title pursuant to P.L. 96-517, as amended, and National Laboratories.

     Under the IFCS Programs, DOE is selecting a number of participants to perform research and development in three topic areas. Topic (1) will consist of design studies and fabrication, Topic (2) is for studies of critical components and subsystems integrated into the complete fuel cell power system, and Topic (3) connects evaluation, research and development, and ultimately the use of non-federal capital to pursue various commercial applications.

     Teaming arrangements among participants were anticipated and have been encouraged. Each team will be composed of a prime contractor and one or more subcontractors. It is also anticipated that teams will develop an appropriate allocation of patent rights among the participants to facilitate the commercial development of the respective technical areas to be developed under the IFCS program.

     It is the purpose of this class waiver to vest title to the parties' inventions with the team members in a fashion enabling them to expediently commercialize the various technologies. Accordingly, DOE will waive the Government's title to subject inventions under such topic, other than inventions made by Bayh-Dole participants pursuant to P.L. 96-517, as amended, or National Laboratories, to the respective prime contractor or other entities as may be designated by the parties agreeing to the terms of this waiver in each team. Since the IFCS Program obligates the prime contractor for each team to provide at least 25 percent cost sharing, it is expected that patent rights will be allocated among the participants on the basis of cost sharing as well as the other equities among the various team members.

     This advance class waiver of the Government's rights in inventions is subject to the usual advance patent waiver and background data licensing provisions. The terms of the advance patent waiver include the usual Government license, march-in rights, and preference for U.S. industry provisions comparable to those set out in 35 U.S.C. 202-204. The advance patent waiver also includes the attached U.S. Competitiveness clause, (paragraph t), which requires that products embodying any waived invention or produced through the use of any waived invention be manufactured substantially in the United States unless the participant can show to the satisfaction of DOE that it is not commercially feasible to do so. The Contractor further agrees to make the above condition binding on any assignee or licensee or any entity otherwise acquiring rights to any waived invention, including subsequent assignees or licensees. Should the Contractor or other such entity receiving rights in any waived invention undergo a change in ownership amounting to a controlling interest, then the waiver, assignment, license, or other transfer of rights in the waived invention is suspended until approved in writing by DOE.

     The grant of this class waiver is not expected to result in adverse effects on competition or market concentration. Rather the waiver should enhance competition and growth of the fuel cell industry in the United States, and in particular, broaden the base of U.S. manufacturers as contemplated by the IFCS Program. DOE has the right to require reports of the utilization or the efforts at utilization that are being made for the waived inventions. If a participant which has obtained title is not making reasonable efforts to utilize a waived invention, DOE can exercise its march-in rights and require licensing of the background inventions and data.

     This advance class waiver shall apply to each of the respective teaming arrangements upon the Contracting Officer's written notice to Field Patent Counsel that the prime contractor is obligated to provide at least 25 percent cost sharing, and shall remain in effect for so long as such cost sharing is maintained, in aggregate, over the term of the agreement.

     In addition to the above, all participants under the IFCS Program, other than participants which are domestic small businesses or non-profit organizations under P.L. 96-517, as amended, or National Laboratories, shall give DOE written notice of their acceptance of the terms and conditions of this class waiver prior to entering into any agreement incorporating the terms of this waiver under the IFCS Program. Except as otherwise specifically approved by Field Patent Counsel, a participant's acceptance of an agreement under the IFCS Program, at any tier, shall constitute that participant's notice to DOE and acceptance of the terms and conditions of this class waiver. In this connection, it should be noted that compliance with the terms of this advanced class waiver fully meets the requirements of the "Adequate Recognition" clause in the Additional Special Provisions of the participants' agreement.

     In the event a participant does not participate in subsequent phases of an IFCS Topic, the prime contractor or other entity, as the remaining participants in such Topic may determine, shall retain as a minimum a royalty-free, non-exclusive license throughout the world, with the right to grant sublicenses in each subject invention held by such participant pursuant to this class waiver, except as otherwise approved by Field Patent Counsel.

     Considering the foregoing, and in view of the statutory objectives to be obtained and the factors to be considered under DOE's statutory waiver policy, all of which have been considered, it has been determined that this class waiver as set forth above will best serve the interest of the United States and the general public. It is recommended that the waiver be granted.


/s/ Thomas G. Anderson              /s/ Joy Alwan
-----------------------------       ----------------------------
Thomas G. Anderson                  Joy Alwan
Assistant Chief Counsel             Patent Attorney
Intellectual Property Law           Intellectual Property Law

Date:     1/8/98                    Date:     1/8/98
     ------------------------            -----------------------

     Based upon the foregoing Statement of Considerations, it is determined that the interests of the United States and the general public will best served by a waiver of United States and foreign patent rights as set forth herein and, therefore, the waiver is granted. This waiver shall not affect any waiver previously granted.

CONCURRENCE:                        APPROVAL:


/s/ Pandit G. Patil                 /s/ Paul A. Gottlieb
----------------------              ----------------------------
Pandit G. Patil                     Paul A. Gottlieb
Director, Office of                 Assistant General Counsel
Advanced Automotive                 for Technology and
Technologies                        Intellectual Property
EE-32-FORS

Date:     3/16/98                Date:   3/24/98
     -----------------                -----------------------

                   [LETTERHEAD OF INTERNATIONAL FUEL CELLS]


January 7, 1998


Ms. Judith Blinn                        VIA OVERNIGHT MAIL
Contracting Officer                     ------------------
Arthur D. Little
Acorn Park
Cambridge, MA 02140-2390

SUBJECT:  Subaward under DOE Financial Assistance
          Agreement DE-FC02-97EE50571


Dear Ms. Blinn:

Enclosed is a fully executed copy of the subject Subaward. I took the liberty of inserting the clean copy of page 4 that I had originally faxed to you and the updated Milestone Schedule that was agreed upon yesterday between our technical people. Thank you very much for your assistance.

Should you have any questions, please call me at (860) 727-2242.

Very truly yours,
INTERNATIONAL FUEL CELLS CORPORATION

/s/ Curt

Curtis M. Zimmer
Contract Administrator


Enclosure


cc:  V.M. Callaghan

(ADLDOC)